   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 26, 2000.



                                                      REGISTRATION NO. 333-51124

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO


                                   FORM SB-2

                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933

                                 UNITREND, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     NEVADA
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)
                                   8731-0203
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)
                                   34-1904923
                                (I.R.S. EMPLOYER
                             IDENTIFICATION NUMBER)

                               4665 West Bancroft
                               Toledo, Ohio 43615
                                  419-536-2090
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              DOUGLAS E. STALLINGS
                                General Counsel
                               4665 West Bancroft
                               Toledo, Ohio 43615
                                  419-536-2090
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

                                MICHAEL A. SMITH
                          CARLILE PATCHEN & MURPHY LLP
                              366 E. Broad Street
                              Columbus, Ohio 43215
                                  614-228-6135

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING         AMOUNT OF
        TO BE REGISTERED                REGISTERED              SHARE(1)               PRICE(1)           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock no par value.......        4,000,000                $10.00              $40,000,000             $10,560.00
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 1, 2000

                                4,000,000 SHARES

                                [Unitrend LOGO]

                          new rules for technology(TM)

                                  COMMON STOCK

         Unitrend, Inc. (the "Company") is a development stage company focusing on the computer enclosure and power supply industries. The Company is preparing for release of the VersaCase(R) computer enclosure, Stable Power Supply(TM) and related products in the third quarter of 2001. The Company has had no revenues from product sales and is offering for sale up to 4,000,000 shares of Common Stock, no par value, (the "Shares").

     We are offering the Shares on a "best efforts" basis with no aggregate minimum offering specified. (See "Plan of Distributions").

     There has been no market for the Company's common stock ("Common Stock") prior to this offering and there can be no assurance that a public market will develop by reason of this offering. If such a market should develop, there is no assurance that it will be sustained, or that it will develop into a market greater than a limited market. The initial public offering price for the Shares has been determined solely by the Company, and does not necessarily bear any direct relationship on the Company's assets, operations, book value or other established criteria of value. (See "Risk Factors" and "Dilution").

AN ELECTRONIC FORMAT OF THIS PROSPECTUS IS AVAILABLE ON THE COMPANY'S WEBSITE AT HTTP://WWW.UNITREND.COM.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION FROM THE OFFERING PRICE. SEE "RISK FACTORS" BEGINNING ON PAGE 5 AND "DILUTION" BEGINNING ON PAGE 12.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE SECURITIES COMMISSION OR THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                            UNDERWRITING
                                                                           DISCOUNTS AND              PROCEEDS TO
                                          PRICE TO PUBLIC(1)               COMMISSIONS(2)              COMPANY(3)
       Per Share                                $10.00                          $ --                     $10.00
       Total Offering                       $40,000,000.00                      $ --                  $40,000,000







Our offering of shares will terminate no later than 180 days after the date of this Prospectus (the "Termination Date").

(1) Shares are being offered at a price of $10.00 per Share which was arbitrarily determined. A minimum investment of 100 shares ($1,000) is required for each investor; provided, however, that we may, in our sole discretion, reduce the size of the minimum investment. Payment in full is due upon subscription. This offering will terminate on or before 180 days after the date of this Prospectus, unless all of the Shares offered hereby are sold prior to such date. When subscriptions are received and accepted, investors whose subscriptions for Shares have been accepted will be issued Common Stock certificates evidencing the number of Shares acquired. (See "Stock Purchase Information" and "Plan of Distribution.") (2) The Shares are being offered by the Company on a "best efforts" basis with respect to the Shares up to the maximum number of Shares being offered hereby. There is no underwriter or independent broker/dealer involved in the distribution of Shares. The offering of Shares will be made by the Company's officers and directors without use of an underwriter or any independent broker/dealer. No underwriting discounts or commissions will be paid to such officers and directors. It is our intention to offer and sell the Shares by contacting prospective investors through appropriate newspaper and magazine advertisements as well as through the use of the Internet to electronically deliver copies of this Prospectus to prospective investors. (See "Stock Purchase Information" and "Plan of Distribution.") (3) This amount is before deducting of offering and related expenses incurred in connection with this offering which are estimated to be approximately $150,000.00 and include filing, printing, legal, electronic delivery and other miscellaneous fees.

                               PROSPECTUS SUMMARY

     The following information is qualified in its entirety by reference to the more detailed information and financial statements (including notes thereto) appearing elsewhere in this Prospectus.

  The Company.

     Unitrend(R), a Nevada corporation, is a development stage company founded in April, 1996 with the purpose of expanding the useful life of computer technology. Our mission is to maximize our customers' return on investment in information systems by extending the value of older technologies as they combine with the latest advances. We utilize proprietary and patented technology to design, develop, manufacture, and market our products.

     Our first product is the modular VersaCase computer enclosure. Our current goal is to establish VersaCase as the industry standard for open architecture computer enclosures while enhancing quality and adaptability. VersaCase is a computer enclosure which allows a user or technician to rapidly access all internal components of a computer. This architecture dramatically reduces downtime for maintenance, and allows quick upgrading of a single component (such as the computer's central processing unit) without having to replace or tear down and rebuild the entire computer. We have also patented a computer power supply unit that greatly enhances the energy performance and cooling operations inside a computer case. Our power supply unit is known as the "Stable" power supply(TM). These products save substantial time and financial resources for both users and technical support staff. Up to the date of the filing of this document, we have not had any sales of the VersaCase computer enclosure or Stable power supply.

     We have equipped a 13,000 square foot light assembly and metal fabricating plant in Wauseon, Ohio for the assembly of our VersaCase product. The facility will ultimately have the production capacity of 3,000 VersaCase units per day and will be staffed by 35 hourly and 5 salaried employees. The plant is operated by our subsidiary, Osborne Manufacturing, Inc. (OMI). Consolidated financial information in this Prospectus includes information for OMI. Additionally, we have several agreements with nationally known suppliers who have long-term operating histories as manufacturers and providers of component parts for the computer industry.

     The VersaCase and Stable power supply will be marketed and sold through direct and indirect channels. After introducing the product to North America, we intend to expand to Europe, Asia/Pacific, and Latin America, although not necessarily in that order. The unique modularity of VersaCase enables the end-user to save considerable time and money, whether the product is utilized as a personal computer (PC) or as a server in a network of computers. Due to the mission-critical nature of computer network activities, our primary marketing efforts are directed at server applications. We will also market to high-end PC users concerned with complex, high quality computer systems and expect these users to be strong early adopters of our technology.

     In addition to its assembly plant in Wauseon, Ohio Unitrend has its headquarters at 4665 West Bancroft Street, Toledo, Ohio 43615, (419) 536-2090.

  The Offering.

     We are offering the Shares on a "best efforts" basis.

     There has been no market for our Common Stock prior to this offering and we do not currently have any arrangements, commitments, or understandings with any persons with respect to the creation of a public market for our Common Stock. Therefore, there can be no assurance that a public market will develop by reason of this offering. If such a market should develop, there is no assurance that it will be sustained, or that it will develop into a market greater than a limited market. The initial public offering price for our Shares has been determined solely by us and does not necessarily bear any direct relationship to our assets, operations, book or other established criteria of value. See "Risk Factors," "Dilution" and "Plan of Distribution."

     Immediately upon the completion of the sale of 500,000 Shares offered hereby, we intend to apply for inclusion of our Common Stock on the NASDAQ Small Cap Market under the symbol "UTRN." In the event that we do not apply for inclusion of our Common Stock on the NASDAQ Small Cap Market, or in the event that our Common Stock is not accepted for inclusion on the NASDAQ Small Cap Market, an investor will likely find it difficult to dispose of Shares or to obtain current quotations as to the value of the Shares.

Securities Offered..............................  4,000,000 shares of Common Stock
Shares to be Outstanding After the Offering.....  73,383,580 shares of Common Stock
Use of Proceeds to the Company..................  We intend to use a substantial portion of the net proceeds of this offering to complete our
                                                  manufacturing and assembly operations and to
                                                  market our products with the balance used for
                                                  working capital and general corporate purposes.
                                                  See "Use of Proceeds."
Proposed NASDAQ Symbol..........................  UTRN

RISK FACTORS

     See "Risk Factors" for a detailed discussion of certain risk factors that should be considered by prospective investors in connection with an investment in the Shares offered hereby, including, without limitation:

     - We are a development stage company.

     - Our products are based in part on new technology, of which there can be no assurance of market acceptance.

     - We expect to encounter significant competition in our market from larger domestic and international competitors.

     - We have significant accumulated losses to date.

SUMMARY FINANCIAL INFORMATION.

     Selected Consolidated Financial Data. The following audited selected consolidated historical financial data as of and for the years ended December 31, 1999, 1998, 1997, and 1996 has been derived from our Financial Statements, which have been audited by GBQ Partners, LLP ("GBQ"), independent auditors. We have retained GBQ to audit our financials for each of the four years listed in the table below. The table also includes unaudited financial information for the periods ended September 30, 1999 and 2000. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company's Consolidated Financial Statements and the Notes to the Consolidated Financial Statements, which are included herein.

                   AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                   NINE MONTHS
                                                                                      ENDED
                                                                                  SEPTEMBER 30,
                                                                                  --------------
                                           1999      1998      1997      1996     2000     1999
                                          ------    ------    ------    ------    -----    -----
                                                                                   (UNAUDITED)
Operating results:
  Revenues..............................      --        --        --         1       --       --
  COGS..................................      --        --        --        --       --       --
  Research & Development expenses.......       7       207       214        81       17        7
  Selling, General & Administrative
     expenses...........................   1,232       807     1,079     5,488      919      706
  Operating loss........................  (1,239)   (1,014)   (1,293)   (5,569)    (935)    (712)
  Net income............................  (1,335)   (1,100)   (1,293)   (5,569)    (965)    (781)
Basic & diluted (loss) per share........   (0.02)    (0.02)    (0.02)    (0.07)   (0.01)   (0.01)
Balance sheet data:
  Cash & cash equivalents...............       9         2        --        78        1       22
  Total assets..........................   2,030     1,777       299       365    2,051    1,893
  Long-term debt........................   2,021       421        26        14      395    1,514

                                  RISK FACTORS

     All statements, trend analysis and other information contained in this Prospectus regarding markets for our products, trends and net revenues, gross margins and other anticipated expense levels, and any statement that contains the words "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions, constitute forward-looking statements. These forward-looking statements are subject to business and economic risks, including those risks identified in "Risk Factors" and elsewhere in this Prospectus and our actual results of operation may differ significantly from those contained in the forward-looking statements because of such risks. The cautionary statements in this Prospectus apply to all forward-looking statements wherever they may appear in this Prospectus.

     The securities offered hereby involve a high degree of risk. Prospective purchasers, prior to making an investment, should carefully consider the following risks and speculative factors associated with this offering.

     1.  Limited Operating History; Unprofitable History; Going Concern Opinion.

     We are a development stage company incorporated on April 11, 1996. Accordingly, we have only a limited operating history upon which an evaluation of our business can be based. Our operations must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, we must, among other things, respond to competitive developments, continue to attract, retain and motivate qualified persons, and continue to develop our products and services. There can be no assurance that we will be successful in addressing such risks.

     We have incurred net losses since our inception and expect to continue to operate at a loss for the foreseeable future. Our accumulated deficit in our development stage as of September 30, 2000 was approximately $10,350,000. There can be no assurance that we will achieve or sustain profitability.

     Our accountants have issued a "Going Concern" opinion in connection with our audited financial statements. Such opinion indicates substantial doubt about our ability to continue as a going concern.

     2.  New Product, New Uncertain Market.

     There appear to be no products substantially similar to VersaCase currently available in the market. At this time, we are dependent upon the commercial success of VersaCase and our Stable power supply products. There can be no assurance that the sale of VersaCase will result in net positive earnings. The manufacturing costs, cost of distribution, and other related costs for the production of VersaCase have not been established. Additionally, the market price for VersaCase has not been firmly established. There have been no sales of our products and no distribution or marketing agreements have been entered into. There can be no assurance that such agreements will be entered into.

     Since the market for VersaCase is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. There is currently no market for the VersaCase, and there can be no assurance that a market for the VersaCase will develop, that the VersaCase will be adopted or that individual owners of personal computers, in home or in business, or manufacturers of personal computers or of furniture and fixtures accommodating personal computers will use VersaCase. We presently do not have any contracts for the sale of our product. We are unsure when we will have a product ready for sale because of the uncertainty of our ability to raise funds by this offering.

     3.  Protection of Proprietary Assets.

     We have received comprehensive patents on the VersaCase as well as the Stable power supply. In addition, we have been successful in registering the Unitrend and VersaCase names with the United States Patent and Trademark Office. We have filed, and are in the process of filing for, other patent and trademark protection both domestically and internationally.

     We are not currently aware of a competitive product in the marketplace. However, there can be no assurance that steps taken by us to protect our intellectual property will be adequate to prevent misappropriation of our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. In the event that protective measures are not successful, our business, operating results, and financial condition could be materially and adversely affected. In addition, our growth strategy includes a plan to enter the international market, and the laws of some foreign countries may not protect our proprietary rights to the same extent as do the laws of the United States.

     We are also subject to the risk of adverse claims and litigation alleging infringement of intellectual property rights of others. Although we believe that our technology does not infringe on the proprietary rights of others and we have not received any notice of claimed infringements, there can be no assurance that third parties will not assert infringement claims against us in the future based on patents or trade secrets or that such claims will not be successful. We could incur substantial costs in defending ourselves and our customers against any such claims, regardless of the merits of such claims. Parties making such claims may be able to obtain injunctive or other equitable relief which could effectively block our ability to sell our products in the United States and abroad, and could result in an award of substantial damages. In the event of a successful claim of infringement, Unitrend and its customers and end-users may be required to obtain one or more licenses from third parties. There can be no assurance that the Company or our customers could obtain necessary licenses from third parties such licenses may not be available at reasonable costs if at all. The defense of any lawsuit could result in time consuming and expensive litigation, damages, license fees, royalty payments and restrictions on our ability to sell our products, any of which could have a material adverse effect on our business, financial condition and results of operations.

     4.  Competition; Industry Market.

     The market for the computer hardware industry is intensely competitive, constantly evolving and subject to rapid technological change. Due to this rapidly changing environment, the utility of VersaCase may become apparent to competitors, thereby attracting additional competition to its industry segment. Such competition could materially and adversely affect our business, operating results or financial condition. Such a rapidly changing environment could also affect the utility of VersaCase in the market. In addition, such a rapidly changing market may make VersaCase and related products obsolete before we recover any of our investment. Among our competitors and potential competitors are numerous companies that have substantially greater financial resources and marketing experience than the Company. The key competitive factors include, but are not limited to, the uniqueness of the technology, efficiency in completing contracts on a timely basis, quality control and manufacturing, experience in applying technology, refinement of methodology and general business operations.

     5.  Product Development and Product Offering.

     We are currently developing two products for resale and/or licensing at this time. Any near term future revenues will be based solely on those products. We intend to supplement our product line with additional accessories or products in the future. Accordingly, broad acceptance of our VersaCase and Stable power supply and the development of supporting products and services to VersaCase is critical to our future success. There can be no assurance that any products now under development, or to be developed, will be commercially successful or accepted in the marketplace. Nonacceptance of our products will have a significant negative impact on our earnings. To the date of this offering, the total amount expended to develop our products, including operational costs, has been approximately $10,350,000 and an additional $3,500,000 will be needed to complete the technology and prepare the products for production and sales.

     VersaCase is designed around certain standards of the computer industry, including the ATX logic boards, standard eight (8) slot architecture, standard on/off controls, current power supplies, and current hard drive accessories. Our products will therefore be dependent upon the industry continuing with existing standards, or our products adapting to new standards. For the foreseeable future, we are not aware of any proposed changes in the industry standards which would affect the use and utility of the VersaCase. However, there is no assurance that the existing standards, to which VersaCase is designed, will continue in a consistent manner in the future. The amendment of such design standards and our inability to adapt VersaCase to the new standards will materially adversely affect our operating results and financial condition.

     In addition, the continuing development of the Internet in the evolution of computers and so called "web access devises" may significantly change the way computing is done and the methods by which end users access information. For example, under some potential scenarios, the roll of the PC and accessing information may be supplanted by lower cost wireless Internet appliances which will enable end users, through the Internet, to access word processing, data and other software programs that are currently housed on individual PCs. Should scenarios develop wherein the PC is no longer as widely used as presently anticipated, could have a material adverse effect on our operating results and financial condition.

     6.  Inexperienced Management.


     Our performance is substantially dependent on the performance of our executive officers and key employees. While our management has experience in manufacturing and in computer hardware, our management does not have any experience in managing a public company of this magnitude. We presently have "key person" life insurance policies on Douglas Stallings, our General Counsel. We previously had $5,000,000 key person insurance on Conrad A. H. Jelinger; however, this policy lapsed in the third quarter of 2000. The loss of the services of any of our executive officers or other key employees, including, in particular, Conrad A. H. Jelinger, could have a material adverse effect on our business, operating results, or financial condition.


     Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to attract, assimilate, or retain other highly qualified technical and managerial personnel in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material adverse effect upon our business, operating results, or financial condition.

     7.  Concentration of Stock Ownership.

     Upon completion of this offering, our directors and officers will own approximately 71% of our outstanding common stock. As a result, officers, directors and their affiliates will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of Unitrend.

     8.  Dependence on Contract Manufacturing and Limited Source Suppliers.

     Our operational strategy relies on outsourcing of manufacturing. Certain key components used in the manufacture of our products are currently available only from limited sources. Consequently, we may seek to secure additional sources of supply, including additional contract manufacturers.

     We may in the future experience problems with our various component suppliers, such as inferior quality, insufficient quantities, and late delivery. There can be no assurance that such problems will not generate material liabilities for, or adversely impact our relations with, our customers. In addition, we may, in the future, experience pricing pressure from our contract manufacturers. There can be no assurance that we will manage our contract manufacturers effectively or that these manufacturers will meet our future requirements for timely delivery of products of sufficient quality and quantity. We intend to introduce certain new products and product enhancements in 2001 which will require that we rapidly achieve volume production by coordinating our efforts with those of our suppliers and contract manufacturers. As of the date of this offering, approximately $526,000 has been expended by us for product development of these new products and product enhancements. No assurance can be provided that any new products or enhancements will be introduced. The ability of our contract manufacturers to provide adequate supplies of high-quality products or the loss of any of our contract manufacturers could cause a delay in our ability to fulfill orders while we identify a replacement manufacturer and could have a material adverse effect upon our business, operating results, and financial condition.

     9.  Management of Growth.

     We have significantly expanded our operations since our inception, and our success is dependent upon our continued expansion, particularly in hiring additional technical and customer support personnel, developing our sales and marketing network, and expanding our manufacturing capacity. There may be only a limited number of persons with the requisite skills to serve in these positions and it may become increasingly difficult for us to hire such personnel. Future expansion by the Company may also significantly strain our management, marketing, manufacturing, financial, and other resources. In addition, our future results of operations are dependent upon the continued expansion of the network of representatives to market our products domestically and abroad. There can be no assurance that our systems, procedures, controls, and existing space will be adequate to support our future operations. Failure to manage our growth properly could have a material adverse effect on our business, financial condition, and operating results.

     10.  Risk of Product Defects.

     Products as complex as those we offer at times contain undetected errors when first introduced or as new versions are released, despite extensive testing. We expect that such errors will be found from time to time in new or enhanced products after commencement of commercial shipments. The occurrence of such errors could result in the delay or loss of market acceptance of our products, the impairment of development efforts and the loss of credibility with our customers, any of which could have a material adverse effect on our business, operating results, and financial condition.

     11.  Anticipated Fluctuations in Operating Results.

     It is anticipated that as our Company matures, our sales and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, many of which are outside our control; including without limitation (i) the timing and amount of significant orders from our customers,
(ii) the ability to obtain sufficient supplies of sole or limited source components for our products, (iii) the ability to attain and maintain production volumes and quality levels for our products, (iv) the mix of distribution channels and products, (v) new product introductions by our competitors, (vi) our success in developing, introducing, and shipping product enhancements and new products, (vii) pricing actions by the Company or our competitors, (viii) changes in material costs, and (ix) general economic conditions. To achieve our revenue objectives, we expect that we will have to obtain orders during a quarter for shipment in that quarter. As a result of all of the foregoing, there can be no assurance that we will be able to achieve or sustain profitability on a quarterly or annual basis.

     12.  Dependence on Offering Proceeds.

     We have had no sales of our products to date and are dependent on the proceeds of this offering in order to enable us to complete our manufacturing facilities so that we may commence production of our products. In the event that we do not raise the maximum amount of offering proceeds sought pursuant to this Prospectus, we will be required to seek funding from additional sources in order to fully implement our business plan. In addition, because there is no aggregate minimum offering, we will accept and immediately begin to use all proceeds from accepted subscriptions. As is indicated under the heading "Use of Proceeds," to achieve full capacity levels we must raise a minimum of $14,850,000 (including projected expenses of $150,000). Also, we will be unable to complete our tooling and commence manufacturing of our products at a minimum level if we do not raise at least $5,150,000. In such event, we will be required to seek financing from additional sources. There can be no assurance that such financing will be available on acceptable terms, if at all. In addition, in the event that we raise at least $14,850,000 we will have enough funds to commence manufacturing and produce units but we may not have sufficient funds to continue full scale production. The occurrence of any of these events could have a material adverse effect on our business, operating results and financial condition.

     13.  Directors' and Officers' Liability Limited.


     The Company's Bylaws provide that the directors and officers of the Company will not be held liable to the Company or its stockholders for monetary damages if he or she acted in good faith and in the manner he or she reasonably believed to be in or not opposed to the best interest of the Company and, with respect to criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.


     14.  Absence of Public Market; Possible Volatility of Stock Price.

     Prior to this offering, there has been no public market for our Common Stock, and there can be no assurance that a public trading market will develop. If developed, there can be no assurance that it will become more than a limited market. In addition, future announcements about our Company or our competitors with respect to such events as technological innovations, new product introductions, litigations, or earnings estimates and opinions published by financial analysts may cause the market price for our Common Stock to fluctuate substantially. Stock prices for many technology companies fluctuate wildly for reasons that may be unrelated to those companies' operating results. These fluctuations, as well as general economic, political and market conditions such as recession, may adversely affect the market price for our Common Stock.

     15.  No Underwriter or Independent Broker/Dealer.

     We have not retained an underwriter or independent broker/dealer to assist in this offering of the Shares. Our officers and directors have limited experience in the offering sale of securities on behalf of an issuer, and, consequently, they may be unable to affect the sale of the maximum number of Shares being offered hereby. In the event that we retain an underwriter or independent broker/dealer, the offering of the Shares will be suspended until such time as the Registration Statement, of which this Prospectus is a part, is amended to reflect such retention. The Registration Statement would then require additional review and clearance by the Securities and Exchange Commission ("Commission"), National Association of Securities Dealers, Inc., and, if necessary, state securities authorities. In the event we retain an underwriter or independent broker/dealer we will incur significant additional expenses in the form of selling commissions, legal fees and printing costs.

     16.  Dilution.

     The price per share of the common stock offered pursuant to this offering is substantially higher than the net tangible book value per share of the Common Stock as of September 30, 2000, which was $0.01. Therefore, purchasers of Common Stock offered pursuant to this offering will incur an immediate and substantial dilution in the value of their shares, and may incur additional dilution upon the exercise of outstanding stock options. Assuming all 4,000,000 shares offered pursuant to this offering are sold, the net tangible book value per share of the common stock immediately after the sale will be $0.56. This is an immediate dilution of $9.44 per share to purchasers pursuant to this offering.

     17.  Arbitrary Establishment of Offering Price.

     The offering price of the shares to be sold in connection with this offering is not based upon any factors but has been arbitrarily determined by management.

     18.  No Dividends.

     The Company has not paid any dividends on our Common Stock and we do not expect to declare or pay any dividends in the foreseeable future. We intend to follow a policy of retaining all earnings, if any, to finance development and expansion of our business.

     19.  Possible Sale of Outstanding Shares.

     Of the 69,383,580 shares of Common Stock currently issued and outstanding, 55,487,000 are "Restricted Securities," as that term is defined under Rule 144, promulgated under the Securities Act of 1933 (the "Securities Act"). In general, under Rule 144, a person who has satisfied a one-year holding period may, under certain circumstances, sell within any 3-month period a number of shares which does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstance, the sale of shares without any quantity or other limitations by persons who are not affiliates of the Company and who have satisfied the one-year holding requirement. In addition, some of the stock owned by management of Unitrend is escrowed pursuant to State Blue Sky laws. As a result, as of the date of this Prospectus, there are 131,000 shares which could be sold in accordance with Rule 144 when and if a public market develops for the Common Stock. The sale of a substantial amount of our Common Stock in the open market could have a significant adverse effect on the market price of our securities.

     20.  Broad Discretion as to the Application of Proceeds.

     A substantial portion of the proceeds of this offering will be applied to working capital of the Company. Accordingly, Company's management will have broad discretion as to the application of such proceeds.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of 4,000,000 shares of Common Stock offered hereby, after deducting expenses of the offering, are estimated to be $39,850,000.

     We intend to use a substantial portion of the net proceeds of this offering to complete tooling, expand our facilities and prepare our manufacturing and assembly facility of full scale operations. We expect that approximately $1,700,000 of the offering proceeds will be used for the acquisition of additional manufacturing equipment, $2,900,000 will be used for expansion of our facilities, $2,100,000 will be used for research and development, and $12,600,000 will be used to ramp up for full scale production. In addition, we estimate to spend approximately $4,300,000 on marketing expenses. The remaining proceeds, approximately $16,250,000, will be used for working capital and general corporate purposes.

     We may seek to borrow funds for all or a portion of the expenses outlined above. In the event that financing is obtained, proceeds of this offering not used for the purposes set forth above will be added to our working capital.

     We may, when and if the opportunity arises, acquire other businesses involved in complimentary industries for the purposes of expanding our business. If such opportunities arise, we may use a portion of the working capital and/or the issuance of securities for that purpose. We have no specific arrangements with respect to any acquisitions at the present time nor are we presently involved in any negotiations or discussions with respect to any acquisition and there can be no assurance that any acquisition will be made.

     The allocation net proceeds of this offering set forth above represents our best estimate based on our present plans and assumptions regarding general economic and industry conditions in our future revenues and expenditures. If any of these factors change, or our assumptions regarding completion and ramping up of our manufacturing facilities prove incorrect, we may find it necessary and advisable to reallocate some of the proceeds or use portions thereof for other purposes.

                                DIVIDEND POLICY

     It is the present intention of the Company's Board of Directors not to pay dividends, but rather to use the Company's cash resources for the expansion of its operations.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at September 30, 2000, and as adjusted to give effect to the sale of 4,000,000 shares of Common Stock offered by the Company hereby.


                                                                    SEPTEMBER 30, 2000
                                                              -------------------------------
                                                               ACTUAL(1)      AS ADJUSTED(2)
                                                              ------------    ---------------
                                                                        (UNAUDITED)
Stockholders' equity:
Common stock, no par value 200,000,000 shares authorized;
  69,383,580 share outstanding; 73,883,580 outstanding as
  adjusted(3)...............................................  $  3,301,503    $  43,151,503
Additional paid-in-capital..................................     8,023,695        8,023,695
Deficit accumulated in the development stage................   (10,353,252)     (10,353,252)
                                                              ------------    -------------
          Total stockholders' equity........................       971,946       40,821,946
                                                              ------------    -------------
Total liabilities and stockholders' equity..................  $  2,051,304    $  41,901,304
                                                              ============    =============


---------------

(1) Derived from financial statements included elsewhere in this Prospectus.

(2) Adjusted to reflect the sale of the maximum of Shares offered hereby and the application of the net proceeds set forth in "Use of Proceeds."

(3) Does not include 6,885,970 shares of Common Stock reserved for issuance upon the exercise of certain stock options issued pursuant to the Company's Stock Option Plans. See "Management -- Stock Options Plans."

                                    DILUTION

     At September 30, 2000, the net tangible book value of the Company was $939,559, or $0.01 per share of Common Stock. As a result of the sale of 4,000,000 shares of Common Stock offered by the Company hereby and the receipt of the estimated net proceeds of $39,850,000 therefrom, the Company's pro forma net tangible book value at September 30, 2000 would have been $40,789,559, or $0.56 per share. This represents an immediate increase in net tangible book value of $.55 per share to the present shareholders and an immediate dilution of $9.44 per share to the purchasers of Common Stock ("New Investors").

     The following table illustrates the dilution to New Investors' equity on a per share basis as described above:

Public offering price.......................................    $10.00
  Net tangible book value at September 30, 2000(1)..........      0.01
  Increase attributable to New Investors(2).................      0.55
Pro forma net tangible book value after offering............      0.56
Dilution of net tangible book value to New Investors(3).....    $ 9.44
                                                                ======

---------------

(1) Net tangible book value per share is determined by dividing the number of shares of Common Stock outstanding into the tangible net work of the Company (tangible assets less liabilities).

(2) Based on the public offering price.

(3) Dilution per share is determined by subtracting the net tangible book value per share after the offering from the public offering price per share.

     The following table summarizes, as of December 31, 1999, the differences between the existing shareholders and the New Investors with respect to the number of shares of Common Stock purchased, the total consideration paid and the average price per share:

                                         SHARES PURCHASED              TOTAL CONSIDERATION
                                       ---------------------    ---------------------------------
                                         NUMBER      PERCENT      AMOUNT       PERCENT    AVERAGE
                                       ----------    -------    -----------    -------    -------
Existing Shareholders
  Shares held before offering........  69,383,580    94.50%     $ 3,301,503     7.62%     $ 0.05
New Investors........................   4,000,000     5.50%     $40,000,000    92.38%     $10.00
                                       ----------    ------     -----------    ------     ------
          Total......................  73,383,580      100%     $43,301,503      100%     $ 0.59
                                       ==========    ======     ===========    ======     ======

                            SELECTED FINANCIAL DATA

     The following selected financial data of the Company with respect to the financial statements for the three years in the period ended December 31, 1999 is derived from the Company's consolidated financial statements which were examined by GBQ Partners, LLP. The opinion of GBQ Partners, LLP with respect to the financial statements referred to above appears elsewhere herein. In the opinion of management, the unaudited information for the nine-month periods ending September, 1999 and 2000 has been prepared on the same basis as the three-year audited information and includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information set forth therein. Results for the nine-month periods are not necessarily indicative of results to be expected for the full year.

                            STATEMENTS OF OPERATION

     For the Years Ended December 31, 1999, 1998 and 1997 and for the Nine Month Periods Ending September 30, 1999 and September 30, 2000.

                                                                                                          SEPTEMBER 27,
                                                                                                              1994
                        NINE MONTHS     NINE MONTHS                                                    (DATE OF INCEPTION)
                           ENDED           ENDED        YEAR ENDED      YEAR ENDED      YEAR ENDED             TO
                       SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,    DECEMBER 31,    DECEMBER 31,       DECEMBER 31,
                           2000            1999            1999            1998            1997               1999
                       -------------   -------------   -------------   -------------   -------------   -------------------
                        (UNAUDITED)     (UNAUDITED)                    (AS RESTATED)   (AS RESTATED)
Sales................   $        --     $        --     $        --     $        --     $        --        $       603
Research and
  development
  expenses...........       (16,680)         (6,523)         (6,523)       (206,956)       (213,898)          (508,908)
Selling, general and
  administrative
  expenses...........      (918,775)       (705,932)     (1,232,339)       (806,820)     (1,078,849)        (8,698,677)
                        -----------     -----------     -----------     -----------     -----------        -----------
Operating loss.......      (935,455)       (712,455)     (1,238,862)     (1,013,776)     (1,292,747)        (9,207,585)
Interest income......           831              --           1,546              --              --              1,546
Interest expense.....       (29,966)        (69,008)        (97,268)        (61,387)             --           (158,655)
                        -----------     -----------     -----------     -----------     -----------        -----------
Net loss before
  cumulative effect
  of change in
  accounting
  principal..........      (964,590)       (781,463)     (1,334,584)     (1,075,163)     (1,292,747)        (9,364,694)
Cumulative effect of
  change in
  accounting
  principle..........           (--)            (--)             --         (23,968)             --            (23,968)
                        -----------     -----------     -----------     -----------     -----------        -----------
Net loss.............   $  (964,590)    $  (781,463)    $(1,334,584)    $(1,099,131)    $(1,292,747)       $(9,388,662)
                        ===========     ===========     ===========     ===========     ===========        ===========
Basic and diluted
  loss before
  cumulative effect
  of per share effect
  of change in
  accounting
  principle..........        $(0.01)         $(0.01)         $(0.02)         $(0.02)         $(0.02)            $(0.14)
Cumulative effect of
  change in
  accounting
  principle..........            --              --              --              --              --                 --
                        -----------     -----------     -----------     -----------     -----------        -----------
Net Loss.............        $(0.01)         $(0.01)         $(0.02)         $(0.02)         $(0.02)            $(0.14)
                        ===========     ===========     ===========     ===========     ===========        ===========
Weighted average
  shares outstanding
  used to compute
  basic and diluted
  income (loss) per
  share..............    69,383,580      69,368,370      69,059,567      67,471,023      63,343,945         65,860,755
                        ===========     ===========     ===========     ===========     ===========        ===========

                          CONSOLIDATED BALANCE SHEETS

                                                      SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                          2000             1999            1998
                                                      -------------    ------------    -------------
                                                       (UNAUDITED)                     (AS RESTATED)
                       ASSETS
CURRENT ASSETS
Cash................................................   $    1,231       $    8,779      $    1,891
Current portion of notes receivable.................       22,458           22,458           7,000
Prepaid expenses....................................           --           19,830          19,830
                                                       ----------       ----------      ----------
          Total current assets......................       23,689           51,067          28,721
                                                       ----------       ----------      ----------
PROPERTY AND EQUIPMENT, AT COST
Land................................................       67,485           67,485          67,485
Building and improvements...........................      376,385          376,385         348,573
Furniture and fixtures..............................       82,395           72,295          44,981
Computer equipment..................................      151,062          125,054         121,787
Computer software...................................       46,719           45,328          44,929
Automobiles.........................................       15,937           15,937              --
Construction in process.............................    1,469,429        1,429,429       1,240,349
                                                       ----------       ----------      ----------
                                                        2,209,419        2,131,913       1,868,104
Less accumulated deprecation........................     (226,565)        (198,879)       (165,637)
                                                       ----------       ----------      ----------
  Net property and equipment........................    1,982,847        1,933,034       1,702,467
                                                       ----------       ----------      ----------
OTHER ASSETS
Patent costs, net of accumulated amortization.......       29,390           30,790              --
Loan costs, net of accumulated amortization.........        2,997            3,813           4,903
Notes receivable....................................       12,381           11,550          40,612
                                                       ----------       ----------      ----------
          Total other assets........................       44,768           46,153          45,515
                                                       ----------       ----------      ----------
          TOTAL ASSETS..............................   $2,051,304       $2,030,254      $1,776,703
                                                       ==========       ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable....................................      303,803          292,143         573,294
Current portion of long-term debt...................       19,332           19,332          19,332
Accrued payroll and sundry taxes....................      360,709           14,922          56,597
                                                       ----------       ----------      ----------
          Total current liabilities.................      683,844          326,397         649,223
                                                       ----------       ----------      ----------
LONG TERM LIABILITIES
Accrued interest....................................        5,607           72,215           1,245
Notes payable -- bank...............................      231,964          244,892         261,002
Note payable -- stockholder.........................      157,943        1,703,854         158,531
                                                       ----------       ----------      ----------
          Total long term liabilities...............      395,514        2,020,961         420,778
                                                       ----------       ----------      ----------
COMMON STOCK SUBJECT TO RESCISSION..................           --               --          92,250
                                                       ----------       ----------      ----------
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, no par value, shares authorized and
  shares issued and outstanding, respectively.......    3,301,503        3,301,503       2,906,343
Additional paid-in capital..........................    8,023,695        5,770,055       5,762,187
Deficit accumulated in the development stage........  (10,353,252)      (9,388,662)     (8,054,078)
                                                       ----------       ----------      ----------
          Total stockholders' equity (deficit)......      971,946         (317,104)        614,452
                                                       ----------       ----------      ----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
            (DEFICIT)...............................   $2,051,304       $2,030,254      $1,776,703
                                                       ==========       ==========      ==========

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read together with our "Selected Consolidated Financial Data" and our financial statements and accompanying notes appearing elsewhere in this Prospectus. This document contains forward-looking statements that involve risks and uncertainties. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document. Actual results may differ materially from those indicated in forward-looking statements.

Overview.

     We invent and market computer-related products designed to make technology simple, accessible and affordable through modularity. We have exclusive rights to patented and patent pending products and technology for certain computer-related products. Our VersaCase computer enclosure system, which we have begun marketing to businesses and other entities employing servers, allows users to quickly access computer components by incorporating a pull-drawer design of high modularity, this reducing downtime and extending the service life of information technology.

     We are a development stage company that commenced operations in April 1996 and have incurred significant losses since that date. In 1998 we acquired Server Systems Technology, Inc. (SSTI), a related Ohio corporation formed September 27, 1994. SSTI held the patent on technology crucial to the VersaCase line of products. We acquired SSTI in a stock-for-stock exchange. Also in 1998, we incorporated Osborne Manufacturing, Inc. (OMI) as an Ohio corporation to function as the business entity for a joint venture between our Company and one of our former employees. OMI is to act as the primary assembling and shipping facility for our line of products. We presently hold a majority interest in OMI, which will be reduced to a minority interest two years after OMI begins producing Unitrend products on a regular basis and upon OMI obtaining profitability. To date, we have not generated any revenue from sales of our patented and patent pending products or through licensing agreements, but have relied on private equity financing and loans from our founder. Furthermore, we have not yet been profitable since our inception and expect to incur additional operating losses in 2000 as we ramp up for production and sales of our VersaCase product. As of December 31, 1999, Unitrend and OMI had an accumulated deficit of $9,388,662. At December 31, 1999, we had available net operating loss carry forwards of approximately $4.1 million for federal income tax reporting purposes which begin to expire in 2011. To date, our operations have consisted predominately of incidental sales of computer components while we have principally concentrated on the progression of the VersaCase enclosure and related products. We have not achieved profitability on a quarterly or an annual basis and anticipate that we will continue to incur net losses through the third quarter of 2001. Expenses incurred have been primarily for development of the VersaCase enclosure system, tooling and administrative support. We expect to incur significant engineering, pre-production, sales, general and administrative expenses and, as a result, we will need to generate significant revenue to achieve profitability. Additionally, our lack of operating history makes it difficult for us to predict future operating results and, accordingly, there can be no assurance that we will sustain revenue growth or achieve profitability in future quarters. Although our core management team has worked together for several years, none of the present members of management has extensive experience in managing a large public business in the computer industry. We intend to hire accomplished individuals in the industry to supplement our current management team. However, we cannot assure that we will be able to attract and retain such persons.

     We expect that our initial revenues will primarily be derived from direct sales of our VersaCase computer enclosure system to businesses specializing in providing remote server-related services and larger entities which own onsite server-based network equipment. We expect that substantially all of our revenue during 2001 will be derived from customers based in the United States. We expect that revenue from customers based outside the United States will increase in future periods. In addition to revenue derived from direct sales, we expect that revenue through indirect distribution channels will increase in future periods. While computer case sales are generally not affected by seasonality, sales fluctuations may be traced by changes in computer standards as those changes relate to the layout of components within computer cases. Where strategically beneficial, we believe that we will be able to enter into strategic alliances with companies focusing on the development of computer peripherals, logic boards and power supplies. Our notion that we can develop such strategic relationships stems from the idea that entities with a vested interest in computer components used inside computer enclosures will profit from the perpetuation of open architecture in server-based computer network equipment. The creation of such alliances cannot be guaranteed.

     We plan to initially sell and distribute the VersaCase to two specific PC applications: high-end PC users, such as automated manufacturing functions, and entry-level servers. We intend to market and sell our products to nonprofit and commercial organizations, individuals, and original equipment manufacturers
(OEMs). OEM sales and licensing, large corporate and government accounts, and large volume value added reseller (VAR) sales will be managed by Unitrend's direct sales organization. Sales to all other organizations will be through distributors. We are in the process of establishing a multi-channel distribution network that will allow us to leverage the distributors who are strategically focused on offering value added products and services to the computer industry. Lastly, we will sell the Versa Case and future products directly to end-users through our Internet site. We intend to promote end-user demand, and will support our efforts through a variety of marketing programs including but not limited to, trade and consumer advertising, public relations, and trade shows.

     While our initial focus is the North American market, we plan to expand to Europe, Asia/Pacific, and Latin America as opportunity arises. The data presented at the beginning of the business section illustrates the size of these market segments.

Results of Operations.

     We had no net revenues in 1999, 1998 or 1997. Consequently, there was no cost of revenues or gross profit in 1999, 1998 or 1997.

     We incurred an operating loss of $1,238,862 for the year ended December 31, 1999 ("1999"); $1,013,776 for the year ended December 31, 1998 ("1998"); and
$1,292,747 for the year ended December 31, 1997 ("1997").

     Research and development expenses, which were expensed as they were incurred, consist primarily of salaries and related expenses for: personnel engaged in engineering and development; fees paid to research and engineering consultants and outside service providers; costs of prototypes and test units; and other expenses related to the design, development, testing and enhancements of VersaCase and our future products. Our research and development expenses decreased $200,433 to $6,523 in 1999 from $206,956 in 1998. This decrease is due to the finalization in 1998 of many design elements of our initial products as we prepare to produce those products. Research and development expenses decreased $6,942 in 1998 from $213,898 in 1997, and increased $132,367 in 1997 from $81,531 in 1996. We anticipate that our research and development costs for 2000 will increase dramatically, as we begin marketing VersaCase units and refocus our efforts toward the expansion of our product base. We believe that research and development is critical to our strategic product development objectives and intend to enhance our products and technology to meet the changing requirements of the market demand.

     Selling, general and administrative expenses consist primarily of salaries and related costs of: sales, marketing and customer support activities; legal services; and finance, information technologies, human resources, and executive expenses; as well as costs associated with trade shows, promotional activities; advertising and public relations. Legal services for the Company consisted of salaries, filing fees, dues and subscriptions and new and ongoing patent and trademark filings and prosecution costs. Prosecution costs include those legal fees directly associated with the process of obtaining patents on inventions under the control of or otherwise originating from the Company. Finance, information technologies, human resources and executive expenses consisted of expenses relating to salaries, information systems expansion, professional fees, facilities' expenses and other general corporate expenses. Our selling, general and administrative expenses increased $425,519 to $1,232,339 in 1999 from $806,820 in 1998, decreased $272,029 in 1998 from $1,078,849 in 1997, and decreased $4,409,307 in 1997 from $5,488,150 in 1996. The 1999-1998 increase was due to salaries from hiring additional full-time and part-time employees and increases in wages to existing employees as well as additional costs of outside consultants and companies hired by the Company to aid in its marketing and production efforts. The 1998-1997 decrease is primarily due to cost-cutting efforts by our management. The 1997-1996 decrease is reflective of the cancellation of compensation expense recorded in 1996 of options granted to Mr. Eric Jelinger. We expect that selling, general and administrative expenses will increase in the future as we hire additional personnel, expand our operations domestically, initiate additional marketing programs, establish sales offices in new locations and incur additional costs related to the growth of our business and our operations as a public company.

     Our Prosecution costs decreased $228 to $1,980 in 1999 from $2,208 in 1998, decreased $8,566 in 1998 from $10,774 in 1997, and decreased $5,987 in 1997 from $16,761 in 1996. The general trend of decreasing yearly expenses for Prosecution costs is linked directly to the more significant initial costs associated with the pursuit of patent protection. The Company expects that as it grows to promote its products in the national markets and generates additional inventions that its Prosecution costs will increase. However, there can be no assurances that the Company will be able to promote its products in the national market or that it will generate any additional inventions.

     From inception through 1999, stock options were issued to employees and certain non-employee consultants, which were formalized in writing under our 1999 Stock Option Plan. As of December 31, 1999, 3,944,270 total options have been granted to non-employee consultants at a price of $0.50. Options to non-employee consultants were recorded as consulting expenses and disclosed as selling, general and administrative expenses in the Company's accompanying consolidated financial statement, using the fair market value of the services rendered or the options granted on the date the options were issued. We recognized $7,868 of compensation expense to non-employees relating to these options during 1999, $55,316 in 1998, and $252,011 in 1997. We determined that the per share weighted average fair value of post-splits stock options granted during 1999 was $0.50 on the date of grant.

     Interest expense increased $35,881 to $97,268 in 1999 compared to $61,387 in 1998. There was no interest expense recorded in 1997. These increases in interest expenses are attributed directly to notes payable to the founder, issued in 1998 and 1999, which have an interest rate calculated as the prime rate on the first business day of the year, payable in ten equal annual installments after we are profitable for one year. The founder made no similar loans in 1997.

Three Months Ended September 30, 2000 and 1999.

     Results of Operations -- Third Quarter of 2000 Compared to Third Quarter of 1999. We had no net revenues during the quarter ended September 30, 2000 or the quarter ended September 30, 1999. We expect to begin selling the VersaCase in the third quarter in 2001.

     We had an operating loss of $254,213 during the quarter ended September 30, 2000 as compared to a loss of $269,567 during the quarter ended September 30, 1999, a decrease of 6%. Our loss decreased due to a reduction in selling, general and administrative expenses and research and development costs.

     Selling, general and administrative expenses decreased to $254,213 during the quarter ended September 30, 2000 as compared to $263,044 for the quarter ended September 30, 1999, a decrease of 3%. This change was due primarily to a decrease in payroll and related employee benefit costs of approximately $8,000 during the quarter ended September 30, 2000 as compared to the quarter ended September 30, 1999. These costs decreased due to a change in the Company's staffing requirements subsequent to the quarter ended September 30, 1999. Contract labor decreased by approximately $22,000 and professional fees increased by approximately $20,000 due to professional assistance directly relating to the Company's numerous filings with the United States Securities and Exchange Commission.

     During the quarter ended September 30, 2000, there were no stock options granted to non-employees under our 1999 Stock Option Plan. During the quarter ended September 30, 1999, 58,270 stock options were granted to non-employees at an exercise price of $0.50 each, under our 1999 Stock Option Plan. Options to the non-employee consultants were recorded for $4,915 in consulting expenses based on the fair market value of the services rendered.

     Results of Operations -- First Nine Months of 2000 Compared to First Nine Months of 1999. We had no revenues during the nine months ended September 30, 2000 or the nine months ended September 30, 1999. We expect to begin selling the VersaCase in the second or third quarter in 2001.

     We had an operating loss of $935,455 during the nine months ended September 30, 2000 as compared to operating loss of $712,455 during the nine months ended September 30, 1999, an increase of 31%. As discussed below, this operating loss grew due to an increase in selling, general and administrative expenses.

     Research and development expenses increased to $16,680 for the nine months ended September 30, 2000 as compared to $6,523 for the nine months ended September 30, 1999. This increase was due to a consulting fee paid during the year 2000 first quarter to an international product design and consulting firm to examine the Company's products for possible improvement and modification suggestions prior to the commencement of full-scale production. We believe that research and development expenses will increase as we go forward.

     Selling, general and administrative expenses increased to $918,775 during the nine months ended September 30, 2000 as compared to $705,932 during the nine months ended September 30, 1999, an increase of 30%. This change was due primarily to an increase in payroll and related employee benefit costs of approximately $150,000 during the nine months ended September 30, 2000 as compared to the nine months ended September 30, 1999. These costs increased due to the hiring of additional employees subsequent to the nine months ended September 30, 1999. Other significant increases in officers' insurance, professional fees, building and related costs and depreciation were approximately $25,000, $30,000, $10,000 and $5,000, respectively. The Company saw decreases of approximately $20,000 in contract labor and computer supplies during the nine months ended September 30, 2000 as compared to the nine months ended September 30, 1999.

     During the nine months ended September 30, 2000, 78,102 stock options were granted to non-employees at an exercise price of $0.50 each, under our 1999 Stock Option Plan. Options to the non-employee consultants were recorded for $11,844 in consulting expenses based on the fair market value of the services rendered.

     We had an increase in plant, property and equipment of $77,499 due to the purchase of furniture, fixtures, computer equipment and software as well as additional tooling and dies under construction. Accrued expenses increased to $360,709 for the nine months ended September 30, 2000 compared to $14,922 at years end December 31, 1999. Since April 1, 2000, the employees have agreed to defer compensation for their services until such a time that the Company's cash flow deficiencies are satisfied. This will occur upon approval of the Company's registration statements with the Securities and Exchange Commission. The note payable to our President/majority stockholder decreased to $157,943 during the nine months ended September 30, 2000 because he forgave prior years loans of $2,171,854 and the associated interest of $69,942. This was accounted for as contributed capital.

Liquidity and Capital Resources.

     The Company has financed its operations since inception primarily through public and private sales of equity securities, as well as through loans from its President/majority stockholder, Conrad A.H. Jelinger.

     As of September 30, 2000, the Company's cash totaled $1,231. Loans from Mr. Jelinger during the nine months ended September 30, 2000 totaled $625,943. On March 31, 2000 our President/majority stockholder forgave loans to the Company of $2,171,854 and accrued interest of $69,942. This was accounted for as contributed capital.

     Primary uses of cash and cash equivalents for the nine months ended September 30, 2000 included $543,064 for the Company's operations and working capital requirements, payments on notes payable of $12,928, and purchases of property and equipment of $77,499.

     The Company's future cash requirements will depend upon numerous factors, including the amount of revenues generated from operations (if any), the cost of the Company's sales and marketing activities and the progress of the Company's research and development activities, none of which can be predicted with certainty. The Company will continue to seek additional funding following this period ended September 30, 2000. On September 15, 2000, the Company received approval of its Form 10-12B/A registration statement with the Securities and Exchange Commission filed on August 30, 2000. Following this approval, the Company filed an S-8 to register stock options on September 25, 2000. The Company will meet its funding requirements for the tooling costs, operating costs and other funding requirements through loans by the majority stockholder as well as raising additional equity through a registration of its securities with the Securities and Exchange Commission.

Management expects these documents to be submitted for approval by the end of the fourth quarter 2000. There can be no assurance any additional funding will be available on acceptable terms or at all. Moreover, if additional financing is not available, the Company could be required to reduce or suspend its operations, seek an acquisition partner or sell securities on terms that may be highly delusive or otherwise disadvantageous to current shareholders. The Company may in the future experience operating difficulties and delays in its production development due to working capital constraints. Any such difficulties or delays could have a material adverse effect on the Company's business, financial condition and results of operation.

Year 2000 Issues.

     The Company experienced no significant problems or malfunctions relating to the Year 2000 situation during the nine months ended September 30, 2000. Therefore, the Company had no costs relating to this issue during this period.

Recent Accounting Pronouncements.

     In June 2000, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101B, which delayed the implementation of SAB No. 101 "Revenue Recognition in Financial Statements" until the fourth quarter of fiscal years beginning after December 15, 1999. We do not expect the adoption of SAB No. 101 to have an impact on our financial conditions or results of operations.

     In June 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS" No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities -- an Amendment of SFAS 133." We do not expect the adoption of SFAS No. 138 or 133 to have an impact on our financial conditions or results of operations.

     In September 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities -- a Replacement of FASB Statement No. 125." We do not expect the adoption of SFAS No. 140 to have an impact on our financial conditions or results of operations.

     In October 2000, the Securities and Exchange Commission adopted the rule "Selective Disclosure and Insider Trading." These new rules were adopted to address three issues: the selective disclosure by issuers of material nonpublic information; when insider trading liability arises in connection with a trader's "use" or "knowing possession" of material nonpublic information; and when the breach of a family or other non-business relationship may give rise to liability under the misappropriation theory of insider trading. The rules are designed to promote the full and fair disclosure of information by issuers, and to clarify and enhance existing prohibitions against insider trading. We maintain the Company is in compliance with these rules and these rules will not have an impact on our financial conditions or results of operations.

     No other accounting pronouncements have been issued that have any effect on the Company.

                                    BUSINESS

General.

     Unitrend is a development stage company formed by Mr. Conrad A. H. Jelinger of Toledo, Ohio in 1996 for the purpose of preserving and adding value to existing and future computer technology. We have designed and developed the VersaCase computer enclosure and Stable power supply. We will utilize proprietary and patented technology invented by Mr. Jelinger to produce our products.

     In 1994, prior to the formation of Unitrend, Conrad Jelinger and his brother Eric Jelinger, formed Server Systems Technology, Inc. ("SSTI"), an Ohio corporation. SSTI was the initial vehicle through which Conrad and Eric Jelinger applied for the basic patents regarding the VersaCase concepts. For various business reasons, Conrad Jelinger formed Unitrend, Inc. in 1996 which, at that time, was a corporation wholly owned by Conrad Jelinger. From April of 1996 to December of 1998, SSTI and Unitrend continued to operate in a parallel fashion whereby SSTI owned the patents for the VersaCase concept and Unitrend developed the manufacturing and technical expertise. For various business reasons, SSTI was merged into Unitrend on December 15, 1998.

     In April of 1998, Unitrend formed another entity called Osborne Manufacturing, Inc., an Ohio corporation ("OMI"). We own sixty percent (60%) of OMI and a former employee of Unitrend owns the remaining forty percent (40%). Our ownership interest will be reduced to forty percent (40%) three years after the commencement of OMI's production of the VersaCase units, if OMI is profitable during the period.

     Unitrend was incorporated as VersaCase, Inc. in Ohio in 1996. The name was changed to Unitrend in May, 1996 . In July, 1999, the Company merged with Unitrend, Inc., a Nevada corporation, with the Nevada corporation surviving. As used herein, the "Company" or "Unitrend" includes, unless the context otherwise indicates, Unitrend and its predecessors. The Company maintains its principal executive offices at 4665 West Bancroft, Toledo, Ohio 43615, (419)536-2090.

     To date, the Company has conducted initial market research, completed design and engineering specifications, built several prototypes of the unit and substantially completed tooling for the manufacture of the VersaCase and Stable power supply. We intend to market and sell our products to four domestic business segments; (1) business, (2) education, (3) government, and (4) the military. Proceeds of this offering will be used to introduce the VersaCase and Stable power supply on a limited basis, measure market response, finalize production capabilities, initiate production and commence an aggressive promotion of the products on a nationwide basis.

     The VersaCase is an innovative modular enclosure system that allows the end user to easily configure, modify, repair and update hardware components contained within the computer case. The VersaCase enclosure permits rapid access to the computer chassis through a drawer that integrates sliders (similar to a file cabinet) creating an "electronics in a drawer" environment. Within the VersaCase drawer, the hardware of the personal computer becomes modular, which means that all major computer components are easily accessible for removal, upgrading or repair applications. With the VersaCase, it is no longer necessary to breakdown the system for hardware changes. To access the inside of the computer, the user simply opens a drawer and does what needs to be done.

     The Stable power supply, like the VersaCase, is intended to help end users deal with upgrades and repairs. Typically, power supplies are sealed units that are not serviceable by the end user. In almost every case, the only solution when power supply difficulties arise is total replacement. Also, when upgrading to a higher wattage, power supplies need to be removed and replaced in total. This process will often take more than one hour when done be a trained technician and is costly in both down time and labor charges. With the Stable power supply, most of these problems are negated. First, Stable power supplies are totally modular being comprised of three basic subsystems: (1) the upper power module; (2) the base power distribution module; and (3) the cooling plug-ins.

     The upper power module is the power supply itself. Mounted and shielded by a metal housing, the power supply is hardwired to a quick disconnect plug that allows it to be mated to the power distribution base.

     The power distribution module is, in turn, wired to the peripherals through removable connection cables. Unlike the power supplies provided with most computers today, if the power module needs service, upgrading or replacement, the base unit stays wired to the internal peripherals reducing the labor from an hour to just a few seconds. The base unit also includes a LED display array that allows the user to diagnose common power supply problems and further expedite repairs. The Stable power supply also has an optional connector port to expand its versatility and enable it to include an internal power backup, redundant power backup, RPM display, hardwire on/off circuits, and thermal display. With an optional battery pack, the power supply can be repaired or exchanged with the power on and computer running.

     The cooling plug-ins allow the user to select the best type of cooling fans for their systems as a whole.

Product Development.

     The VersaCase is an innovative modular enclosure system that allows the user to efficiently and easily configure, modify, repair and update hardware components contained in a personal computer case. The VersaCase enclosure permits rapid access to the computer chassis through a drawer that integrates sliders similar to a file cabinet creating an "electronics in a drawer" environment. Within the VersaCase drawer, the entire hardware of a personal computer becomes modular, which means that all major computer components are easily accessible for upgrading or repair applications. With VersaCase, it is no longer necessary to break down the system for hardware changes. The user simply opens the drawer and makes the changes that need to be done.

     The direct benefits in saving time and money are substantial when contrasting the VersaCase to standard case enclosures. Set forth below are estimated time and cost data comparing the VersaCase with standard cases as measured by four common applications (network upgrade, motherboard upgrade, drive replacement and change in power supply).

                          Comparative Application Data

                                          STANDARD              VERSACASE
                                   ----------------------    ----------------
           APPLICATION                TIME         COST*      TIME      COST*
           -----------             -----------    -------    -------    -----
Network Upgrade                           1 hr    $    80      1 min     $ 1
Upgrade Motherboard                    1-2 hrs    $80-160    10 mins     $13
Drive Replacement                      1-2 hrs    $80-160     5 mins     $ 7
Power Supply                       1-1 1/2 hrs    $80-120      1 min     $ 1

---------------

* All costs are rounded to the nearest dollar and based on $80 per hour, all data derived internally.

     The benefits of the VersaCase are further supported when analyzed in connection with the total cost of ownership. Cost savings are particularly evident given the continuing rapid change in computer technology which makes entire systems obsolete and requires additional investment in new equipment and supporting software. Set forth in the table below is a comparison of the total costs of owning a standard case system as compared to a VersaCase unit over four generations. While the initial cost of the VersaCase unit ($400-450) is more expensive than a standard case and about the same as a rack mount case, over the long run, other cases are estimated to be 50% more costly than the VersaCase.

                        Total Cost of Ownership Analysis

  GENERATION
(APPROXIMATELY                                                  STANDARD     VERSACASE
 NINE MONTHS)               ACTIVITY/DESCRIPTION                  COST         COST
--------------              --------------------                ---------    ---------
     1st        Initial Purchase, maintenance, and repair       $2,380.00    $2,372.00
     2nd        System is upgraded, plus maintenance costs      $  640.00    $  415.00
     3rd        Replace standard case system; upgrade
                VersaCase: and perform maintenance              $2,100.00    $  585.00
     4th        Both systems upgraded; routine maintenance,
                and one repair                                  $  920.00    $  635.00
                                                                ---------    ---------
 Total Cost                                                     $6,040.00    $4,007.00

---------------

* All costs are rounded to the nearest dollar and based on $80 per hour, all data derived internally.

     In addition to the foregoing, by virtue of the strength of the enclosure, the VersaCase allows users the option of multiple configurations. Users can safely stack their machines up to six units high without worry about enclosure collapse due to unit weight. Users can also easily move to a rack mounted environment without having to change and/or upgrade their computer enclosure technology. In many situations, by using the VersaCase, maintenance, repairs and testing can all be accomplished with the power source still engaged.

     We are also designing and developing components to take full advantage of the of our open architecture. We are in the process of designing components for various size drives, as well as a unique snap-in and power supply.

     Like the VersaCase, the Stable power supply provides substantial benefits saving time and money related to repairs when contrasted with standard computer power supplies. Originally the Stable power supply was a component which we developed for the VersaCase. However, at the Comdex Trade Show in 1997, there was a great deal of interest in the Stable power supply and we modified its development to enable it to be sold as a separate product. Therefore, while the Stable power supply remains a key feature of the VersaCase system, it may be sold independently. Depending on the class and quality, the Stable power supply costs no more than other high end power supplies. However, compared with less expensive low power rated imports, they could cost two-to-three times as much. Since power supplies are one of the greatest sources of computer failure, it only takes one repair cycle for the Stable to return a savings to the end users.

Patents and Trademarks.

     The United States Patent Office has issued patents for the VersaCase enclosure system and Stable power supply. Patents for other accessories and parts have also been applied for, or are being researched. In addition, we have secured trademark registrations for the names VersaCase(R) and Unitrend(R) and have applied for trademark registration for Stable power supply(TM).

Market Development, Research and Competition.

     Our research has determined that market demand exists for a "user friendly" high quality, medium cost, computer enclosure. Because many end users do most of the routine maintenance and repair of their own computer equipment, rapid easy access to internal computer components is a significant benefit. Prior to the development of the VersaCase, access to internal computer components was time consuming and expensive.

     Our Management believes that there are currently four major trends which are creating increased demand for the VersaCase technology:

          First, is the development and introduction of the ATX platform by Intel. Intel introduced the ATX logic board platform in 1996. ATX is a smaller, more efficient system than its predecessors and is the dominant platform of the industry. The wide spread use of the ATX platform, which is compatible with the VersaCase, means that approximately 90% of all desktop computers will be capable of using VersaCase technology. Intel's introduction of the ATX logic board platform has also generated a new standard for personal computer open architecture.

          The second major trend which we believe will create an increased demand for flexible cases such as the VersaCase, is the increasingly rapid development cycle for new technology updates. Small, medium and large businesses need to continuously upgrade their technology. Moreover, they need to routinely deal with maintenance issues. For instance, software upgrades such as Microsoft's Windows 98, are requiring users to upgrade their current system's memory, and in many cases CD ROM capabilities. In addition, the increasing use of the Internet will continue to drive the need for hardware upgrades into the foreseeable future. The cost of these upgrade applications is significant when dealing with standard computer case configurations. The VersaCase allows computer end users to deal with these issues in a more cost effective manner.

          A third factor which may drive the demand for the VersaCase is the general growth in the personal computer market. Industry sources estimate that desk top computer sales will continue to grow in excess of 10% per year through the year 2000.

          The fourth trend which we believe will drive sales for the VersaCase is the increase in build-your-own systems. In many instances, computers and users are moving towards this latest market trend which enables users to customize their computer systems.

     The computer enclosure market is intensely competitive. To date, competitors have focused primarily on cost and style issues. While Unitrend is much smaller and not as well financed than many other computer case manufactures, we have not elected to compete by traditional means but rather by developing a modular system that provides greater adapt- ability and flexibility than our competitors. By taking this innovative approach, we believe that we will be able to successfully compete in the computer case market.

Industry.

     The computer industry has experienced remarkable growth. According to eTForecasts, PC shipments reached 39.9 million units domestically, and 107 million units worldwide in 1999, a growth of 20.5% over 1998. While the Y2K issue motivated some purchases, this sales pattern reflects both the acquisition of first machines and replacement of existing units. Worldwide PC sales are expected to reach over 215,000,000 units by the year 2005.

                      Domestic and Worldwide PC Shipments*

                                                              1998    1999    2000**
                                                              ----    ----    ------
Domestic....................................................  34.2    39.9     45.3
Worldwide...................................................  88.8     107    124.5

---------------

 * Shipments are measured in millions of units

** Projected numbers

Source: eTForecasts

     According to International Data Corp., revenue from worldwide PC sales for 1998 was $171 billion, and in 1999 worldwide revenues were up to $189 billion, representing a 10.5% increase over the previous year. Projected worldwide revenue for 2000 is $204 billion, a 7.9% increase.

     The PC server market likewise grew at a rapid pace. According to market researcher eTForecasts, 1999 worldwide server shipments reached 3.7 million units. Worldwide sales by 2005 are projected to be 11.5 million units. The top four vendors in this segment are Compaq, Hewlett-Packard, IBM and Dell.

     Growth in the computer market reflects the rush to build information highways within and between both work and home environments. The trend of connecting people and business is further illustrated by the dramatic growth of Web Hosting, Application Service Providers (ASPs), Internet Service Providers
(ISPs), and a rapid growth in the number of new companies entering this market. In order to support this high level of "instant" connectivity, these companies are building massive "server farms" using fiber optic communications to accelerate the transmission of data by two to three times current speeds. For example, Intel has built its first server farm in Santa Clara, CA and has aggressive plans to open more hosting facilities around the world, each with 5,000 to 10,000 servers (Computer Reseller News, 10/8/99). Level 3 Communications, an international communications network company, is building a worldwide network with "gateway" sites planned in 56 U.S. and 21 International cities (Level 3 Communications web site 3/15/00).

Open Architecture.

     The concept of open architecture enables computer users to combine various components and peripherals from different manufacturers. To some extent, the industry has moved in the direction of common standards typified by open architecture. For example, mounting boards, DVD's, CD-ROM's, floppy drives, and serial ports, to name a few are designed according to a set of common specifications. In addition, the ATX logic board platform developed by Intel, the world's largest manufacturer of microprocessors, sets the standard for placement of connecting devices to the logic board. However, fiercely competitive market forces have thus far defeated true open architecture.

     Major assemblers such as IBM, Dell, Gateway and Compaq build units that support only their proprietary components. If one of these parts should fail, the only option is to replace it with the same part from the same company. While this provides additional revenue for the PC producer, the consumer and business users suffer in significant ways. Consumers are locked into the price, availability, and delivery time dictated by the PC producer, which can add to downtime and cost of maintenance.

Accessibility.

     In order to simplify the repair and upgrade of computers, the industry is beginning to create hardware that is easily accessible. Historically, the design of computer enclosures has severely limited one's ability to service both critical and ordinary problems with a PC. Rapid access is especially important in mission-critical applications where occasionally a technician must make a prompt intervention to save the computer network from crashing. Unfortunately, the human expert often loses this race. These system crashes are all too frequent and widely publicized, as in the cases of internet companies E-bay and Amazon.com. The loss in reputation and revenues can be significant. Sandy Carter of IBM stated that some of their customers lose $10,000 per minute of downtime (Computer Reseller News, 5/21/99).

     Some industry leaders are moving toward tool-less cases that can be opened by pressing tabs to lift the top panel. Apple introduced the G-3 model highlighting the ease of access to the "guts" through a drop-down side panel. Gateway, Dell, and IBM have recently introduced models that move in this direction as well.

Continuous Need to Upgrade.

     Both hardware and software components are updated at an astounding pace. Moore's Law states that processing power doubles roughly every 18 to 24 months. The rapid release of 12 Intel micro processing chips from the 8080 through the Pentium III Xeon over the last 25 years shows that Moore's observation it still remarkably accurate, while also demonstrating technology's rushing rate of change. A steady stream of software upgrades takes advantage of this additional processing power to create more powerful, intuitive, and stable software. We become increasingly dependent on the software, and thus the software upgrades, which in turn require upgrading the computer's memory, storage, or processing capabilities. This cycle becomes so expensive that the estimated 5 year total cost of ownership for a Windows based PC is $47,500 (March 2000 Fujitsu web site, citing a study by the Gartner Group). Instead of upgrading the computer, entire existing systems are often simply discarded.

Scalability.

     The ability to change internal components is essential for extending the investment in computer technology. As the Fortune Tech Buyers Guide states, "scalability is key, especially in PCs. Better systems provide plenty of expansion slots and extra drive bays so PCs can grow as needed" (Fortune Tech Buyers Guide Supplement, Summer 1999, p. 130, 141).

Unitrend Solution.

     We believe Unitrend is well positioned to offer solutions to many of the issues listed above. VersaCase was designed with these factors in mind, resulting in a product that addresses all four areas: true open architecture; complete accessibility; rapid upgrade and maintenance; and creative scalability.

     True Open Architecture. The VersaCase achieves true open architectural design by allowing the combination of various technologies and/or peripherals from different manufacturers. VersaCase accepts all industry standard components, such as motherboard configurations from Intel. Because the case design allows for the acceptance of any non-proprietary part, the consumer will not be restricted to using proprietary components. This significantly enhances the computer's value by allowing the owner to choose the best component for each repair and upgrade.

     Complete Accessibility. The VersaCase allows a user or technician to quickly access the internal components of a computer. The design of the case is similar to a drawer, thereby providing quick access, without tools, to the inside of the computer. Internal components become modules that can be installed or replaced simply and easily. This design simplifies routine repair, maintenance, and upgrade procedures. This full-access-design is vital for mission-critical applications. Often, a failure in server system can be isolated to two or three units, and the technician must rapidly check all three units to save the entire system from shutting down. Standard computer enclosures require considerable time to access all internal components because they must be laboriously dismantled. With the VersaCase, the technician simply slides open the drawer. What can take agonizing minutes or even hours with a typical enclosure is done in seconds or minutes with a VersaCase.

     Rapid Upgrade and Maintenance. The drawer-like design of the VersaCase not only allows full access to all the internal components, it dramatically reduces the time required to get to any given component. The time it takes to perform upgrades and repairs is doubly expensive when you add the cost of the person's time performing the task to the lost productivity of the user while the system is down. In effect, every minute saved by VersaCase buys back two minutes of user and technical support time. The total cost of ownership for a computer built with VersaCase is greatly reduced by allowing individual components to be upgraded. With other cases, many components such as the motherboard or central processing unit (CPU) cannot be changed, and you are forced to discard the entire PC. With other cases, you are forced to buy a whole new computer, leaving you with many perfectly good, but unusable, components. Instead of spending thousands of dollars every two years for a whole new system, VersaCase lets you spend a couple hundred dollars (or less) by merely upgrading the old component and continuing to use the remaining components.

     Creative Scalability. The VersaCase provides increased flexibility. It can be used as a PC or a server. As a server, the unit can be used in a rack-mount application or as a standalone unit. Up to fifteen 3 1/2" drives can be mounted internally onto three independent universal mounting racks, or six 5 1/4" drives can be mounted onto two independent universal mounting racks. Removable drive bay panels allow for any combination of drive sizes to be installed. Due to the inter-changeability of the components, hundreds of configurations are possible.

     In summary, the VersaCase offers new technology to the market, which gives you the ability to easily maintain and upgrade your system while providing unsurpassed configuration options. VersaCase simplifies changes and extends the life of computers, saving substantial time and money for both companies and individuals.

Competition.

     We will compete in the computer enclosure market, initially focusing on the high-end PC and entry-level server segments. The computer enclosure market is intensely competitive. Within the enclosure market, we will encounter competition primarily from large domestic enclosure manufacturers and distributors such as Berno, Inc., California P.C. Products, American Portwell, and Antec. To our knowledge, no competing company offers an enclosure which contains all the features and benefits of the VersaCase. As noted above, some major computer assembly firms, e.g., IBM, Gateway, Acer and Dell, have introduced PC models that contain some modular features that are found in a VersaCase. No one, however, has designed or introduced a model that delivers all the scalable and versatile technology that the VersaCase offers.

     We will also encounter strong competition from international computer enclosure companies who sell to worldwide original equipment manufacturers and distributors. These international companies also set up their own distribution networks in international markets, including the United States. The international market is extremely competitive due primarily to aggressive pricing. Examples of international companies include: Chung Long Metal Co., Ltd.; Karrie Ind.; MacCase Ind. Corp.; Leadertech Systems; Everfit Computer Supply; and Evergreat Group.

     The VersaCase is more expensive to purchase than traditional computer enclosures, with a retail price around $400. This price is competitive when compared to higher end rackmount servers. We will compete in the computer enclosure market by demonstrating the value of the features and benefits of VersaCase. We separate ourselves from other companies now offering computer enclosures by focusing on common sense solutions. VersaCase is convertible technology. Accordingly, it may be used as a single unit, in multiple stacks, rack-mount configuration, or as a workstation. It can be used in a variety of applications including, but not limited to, file server, disk array, or jukebox. Further, non-proprietary components can be used to configure for a specific application, and possibly achieve lower operating costs.

     There can be no assurance that we will be able to compete effectively in this marketplace. While unit cost and actual pricing is being established for the product, there is no production and sales history to determine the accuracy of these figures. Therefore, it is not possible to determine whether we can effectively compete with other computer enclosure manufacturers on price alone. An inability to compete with other computer enclosure manufacturers would adversely affect our business, financial condition, and results of operations.

Growth Strategy.

     Our growth strategy is built around five imperatives: maintaining technology leadership; increasing market share; acquisition of other business entities; leveraging strategic relationships; and the recruiting and retention of key personnel.

     Maintaining Technology Leadership. The cutting edge of our effort to achieve technological leadership is to establish a standard for open architecture and modularity in the computer enclosure industry. Other components, accessories, and products are in various stages of development. They will be supported by an aggressive research and development budget.

     Increasing Market Share. Our entry into the market is estimated at a modest level to allow us to grow at a reasonable pace. However, we make no representations or guarantees that we will be able to manage the growth of our business. Once VersaCase is introduced, we expect that there will be significant interest across a number of market segments. VersaCase is unique in its versatile application as a PC or server enclosure. The ease of access and scalability will provide numerous benefits to routine and mission-critical users that will propel and increase market share.

     Acquisition of Other Business Entities. In order to expand our technological and market capabilities, we may consider the pursuit of other companies. Such acquisitions may include core and non-core entities. A core entity may be a research and development group, and a non-core firm could be one that might enhance our production process.

     Leveraging Strategic Relationships. We intend to leverage our relationship with companies that complement our mission. For instance, the uniqueness of VersaCase technology will create opportunities for us to establish strong relationships with key distributors. These distributors will be able to offer their clients a product that is very competitive and distinctive. We have been approached by distributors to consider a channel relationship or exclusive position with them. While we must maintain a broader market focus, we may selectively enter into agreements that would enhance market credibility and penetration.

     Recruitment and Retention of Key Personnel. An entrepreneurial spirit that was based in creativity, risk and reward drove the birth of this Company. We intend to maintain this quality by offering competitive salary and incentive compensation. Our overriding human resources philosophy is to build a corporate culture that supports the success of each employee, as well as the Company.

Marketing and Sales.

     We are implementing brand-building strategies for the Unitrend, VersaCase and Stable power supply brands. Our brand objective is to identify emerging trends in computer-related technologies and to provide streamlined solutions that make those technologies more user friendly. The VersaCase computer enclosure is the first product that we are marketing. We will continue to build equity in the brand by promoting the unique and patented VersaCase features via multiple mediums to diverse market segments.

     VersaCase and Stable will be marketed for two specific PC applications: high-end PC users, such as automated manufacturing functions, and entry-level servers. We intend to market and sell our products to non-profit and commercial organizations, individuals, and original equipment manufacturers (OEMs). OEM sales and licensing, large corporate and government accounts, and large-volume value added re-seller (VAR) sales will be managed by Unitrend's direct sales organization. Sales to all other organizations will be through distributors. We are in the process of establishing a multi-channel distribution network that will allow us to leverage the distributors who are strategically focused on offering value added products and services to the computer industry. Lastly, we will market the VersaCase and future products directly to end-users through our Internet site. However, we will modify our distribution plans as demanded by the markets we serve in order to maximize efficiency throughout all channels of distribution. We intend to promote end-user demand, and will support our sales through a variety of marketing programs including but not limited to: trade and consumer advertising, public relations, and trade shows.

     While our initial focus is the North American market, we plan to expand to Europe, Asia/Pacific, and Latin America as opportunity arises. The date presented at the beginning of the business section illustrates the size of these market segments.

Products.

     VersaCase is our flagship product. The VersaCase has undergone an extensive development process. Five developmental VersaCase prototypes have been developed, including the yet-to-be-released production-level beta units. These units will undergo rigorous in-house testing as well as field placement at selected sites, which will mirror our more prominent market segments.

     The VersaCase is comprised of a number of characteristics and features, such as:

     - Chassis and outer shell are made of 16-gauge steel.

     - Up to fifteen 3 1/2" drives can be mounted internally onto three independent universal mounting racks or six 5 1/4" drives can be mounted onto two independent universal mounting racks.

     - Removable drive bay panels allow for any combination of drive sizes to be installed.

     - Front mounted DB connector for easy laptop docking or serial, SCSI, USB and parallel connections.

     - Front DB connector can be swapped with a wireless infrared connecting port.

     - High-security tumbler lock to protect against unauthorized entry into the computer's interior.

     - Easy to read control panel with LED readouts for Power, Turbo, HHD1 activity, HHD2 activity, Power supply cooling fan failure warning, and Processor cooling fan failure warning, as well as a System Reset switch and Turbo speed switch.

     - 19" Rack-Mount ready chassis with invertible outer shell to maintain EMI/RFI shielding.

     - Ultra-strong construction to allow units to be stacked up to six high with docking pin accessory.

     - Rugged design allows even the heaviest CAD Monitors to be placed on top of unit.

     - Ball bearing drawer sliders with heavy-duty 100 lb. weight capacities, for smooth opening and closing.

     - Removable back plane with 25-pin, 9-pin DB connector ports and RJ port.

     - Optional 10, 12, or 16 slot back planes available for AT, ATX, Passive back plane and other designs.

     - Includes Stable power supply (when available) or allows the use of standard Slim power supplies mounted in either a horizontal or vertical position.

     - Rear mounted cable transom to facilitate moving wires when opening and closing chassis drawer.

     - Quick-release power supply base unit used to distribute power to electrical components which accepts optional battery pack for uninterrupted power in case of power supply failure.

     - Removable thread-mounted feet allow unit to be bolted down on or under table, desk, wall, rack, etc.

Operations.

     For the design, development, and manufacturing of our products, we rely on a skilled work force imbued with a strong work ethic and moderate wage scale. In addition, principal suppliers have been selected based on experience and pricing considerations.


     Manufacturing Facility. VersaCase will be assembled at a light assembly and metal fabricating plant in Wauseon, Ohio, which is located 30 miles west of Toledo. The 13,000 square foot facility will assemble the VersaCase units and related products. The facility is expected to ultimately have the production capacity of 3,000 units per day based on a three-shift schedule. The facility will be operated as Osborne Manufacturing, Inc. (OMI), a joint venture between Unitrend, Inc., and upon OMI obtaining profitability, and Jon Osborne. Until OMI's third year of production of VersaCase units for Unitrend, we will hold a majority ownership of the joint venture, at which time our ownership will be reduced to 40%.


     It is expected that 35 hourly and five salaried employees will staff the plant. The facility is located in an area that features a solid workforce and reasonable wage scale. Located near Interstates 80/90 and 75, the manufacturing facility affords excellent shipping access. The facility is 15 minutes from the Toledo, Ohio airport and a short distance from the Fulton County airport.

     Manufacture of Stable Power Supply. We do not presently intend to build the Stable power supply in our Wauseon, Ohio plant. Rather, we have had discussions with a major U.S. manufacturer to produce this product pursuant to our specifications and ship the units to our Wauseon plant for either inclusion in the VersaCase or separate sale. We have chosen not to enter into a contract with a manufacturer at this time (pending the completion of this Offering) in order to obtain sufficient capital to begin full scale production.

     Key Suppliers. We will use a large national metals company which is established, well- known and respected in the computer industry, as our major vendor. They will produce the VersaCase chassis through a hard-tool process, and will apply the interior rails and feet to the bottom of the unit. The vendor also has the ability to customize parts with soft-tool applications.

     Fulton Industries of Wauseon, Ohio will produce the small steel components that will be used in the VersaCase. Fulton Industries is located in close proximity to the main manufacturing facility and offers over 75 years experience in this market.

     Adept Mold of Detroit, Michigan has been selected to supply the plastic components for the VersaCase. Similar to the other vendors, Adept was selected based on its location, price, competitive service, and molding expertise.


     Once again, we do not have any written contracts with any of our potential suppliers pending completion of this Offering and our obtaining sufficient capital to begin full scale operations. At that time we expect to formalize our verbal agreements in written form.


     We intend to establish a comprehensive quality control system and will seek ISO9000 compliance from the International Standards Organization. Our intent is to base our quality control program around preventative logic rather than a detection philosophy and practice. This will be accomplished by establishing a rigorous inspection protocol at each assembly station. Documentation will be accomplished by computer-generated evaluation methodologies.

Research and Development.

     Apart from tooling costs of $1,469,429, as of September 30, 2000, we have invested $525,588 in research and development. To date, our primary focus has been the development of the VersaCase and Stable power supply. We are developing accessories that will further enhance the VersaCase, and allow for further customization. It is our intent to continue to innovate by developing similar products that will enable a computer user to save time and money while upgrading and repairing his or her computer. The design of the Stable power supply unit is complete. We have already received one patent on the power supply and expect to seek others. Other product designs are also on the drawing board. There is no guarantee that any of these products will become viable revenue sources.

     We believe timely introduction of new and enhanced products will be essential to maintaining a competitive edge. However, we make no representation or guarantee that we will be able to establish or maintain a competitive edge in the marketplace. Consequently, the human and financial commitment to research and development will increase proportionately to meet these demands.

                                   PROPERTIES

     Unitrend's headquarters comprise approximately 10,000 square feet of space in an office building owned by the Company at 4665 West Bancroft Street, Toledo, Ohio 43615. The building houses the Company's principal executive offices, as well as limited laboratory and technical development space.

                                   EMPLOYEES

     Unitrend currently has eight full time employees and no part-time employees.

                               LEGAL PROCEEDINGS

     The Company was served with notice of a lawsuit filed in the United States District Court for Hawaii on April 24, 2000. Two former employees, spouses to each other, are suing for the return of their investment of $250,000, based upon Hawaiian State securities law. The Company believes this lawsuit has no merit and intends to vigorously defend itself.


     On November 16, 2000 the company was served with notice of a lawsuit filed in the Lucas County Court of Common Pleas. The suit was instituted by a former employee of the Company, who seeks an unspecified monetary judgement in an amount greater than $25,000 relating to claims of consulting fees and back wages. We intend to file a counter claim against this former employee and vigorously defend ourself.

                                   MANAGEMENT

     Our executive officers, directors and key employees are as follows:


           NAME                   AGE                      POSITION
           ----                   ---                      --------
Conrad A. H. Jelinger             48     President, Chief Executive Officer,
                                         Chairman, interim CFO and Director
Kathleen M. Novak                 26     Senior Vice President
Douglas E. Stallings              35     General Counsel
Eric V. Jelinger                  46     Director
Dale Boley                        31     Director
Robert J. Hayes                   43     Director
Martha A. Moloney                 61     Director
Darryl Stolper                    58     Director


Conrad A. H. Jelinger.


     Conrad A. H. Jelinger is the founder of Unitrend and has been Chairman, President and CEO of the Company since its inception in 1996 and was appointed interim CFO in 2000. Mr. Jelinger has more than 30 years of experience in the technical, manufacturing and computer industry. This includes serving as President and CEO of Server Systems Technologies from September 1994 to April 1996. While Mr. Jelinger was at Server Systems Technologies a temporary receiver was appointed for that company as a result of litigation. The receivership was lifted in 1997 when the litigation settled. Mr. Jelinger attended the University of Toledo, where he studied Business Administration. He also completed technical and electronics training while serving in the United States Navy in addition to numerous trade certifications. Mr. Jelinger has been awarded several United States Patents. Mr. Jelinger is one of our executive officers.


Kathleen M. Novak.

     Kathleen M. Novak joined Unitrend in December 1996 as Marketing Analyst. In October 1997 Ms. Novak was appointed Investor Relations Specialist and in August 1999 was appointed Director of Administration. Ms. Novak was appointed Senior Vice President in February 2000. Ms. Novak holds a B.S. in Finance and Marketing from Ohio University. Ms. Novak is one of our executive officers.

Douglas E. Stallings.

     Douglas E. Stallings joined Unitrend in November 1996 as General Counsel. From September 1994 to present, Mr. Stallings has been a part-time instructor at the University of Toledo College of Business, Department of Management. From November 1994 to December 1995, Mr. Stallings was in private practice where he concentrated on business and corporate law and general civil law. Mr. Stallings holds a J.D. from the University of Toledo College of Law and a B.A. in Broadcast Communications from Brigham Young University. Mr. Stallings is one of our key employees.

Eric V. Jelinger.


     Eric V. Jelinger has been a member of the Board of Directors since July 1999 and was elected as Assistant Secretary of the Company in July 1999. Eric Jelinger is the brother of Conrad Jelinger. Since June of 1994, Eric Jelinger has been a vascular interventional radiologist at the Joint Township District Memorial Hospital in St. Mary's, Ohio. In addition, he was Vice President and member of the Board of Server Systems Technologies from 1994 to 1996. While Mr. Jelinger was at Server Systems Technologies a temporary receiver was appointed for that company as a result of litigation. The receivership was lifted in 1997 when the litigation settled. Since January of 1999, he has also held the following additional business positions: Managing Member of Van Hague Elevator Company (a business holding company), Managing Director of Golden Apple Limited (a real estate development company), and Managing Director of AP Net Limited (an on-line tutorial company). Since June of

1998, he has been President of 5171 CRA, Inc. (an aircraft rental company). Eric Jelinger received a B.A. from the University of Toledo in 1980 and a M.D. from the Medical College of Ohio in 1985. He completed his fellowship in vascular interventional radiology in 1991 at Georgetown University Hospital.

Dale Boley.

     Dale Boley has been a member of the Board of Directors since July 1999. From 1992 to October of 1996, Mr. Boley was a production operator at Teleflex Automotive in Van Wert, Ohio. From 1996 to 1997, Mr. Boley was a sales agent with Sharron Realty Associates in Van Wert, Ohio. In addition, since January of 1999, Mr. Boley has been a Manager of Van Hague Elevator Company. Mr. Boley attended Lima Technical College focusing on computers and received a P.C. in Microcomputers Sales and Marketing in 1991.

Robert J. Hayes.

     Robert J. Hayes became a member of the Board of Directors in March 2000. As Senior Vice President for Fitch USA, Mr. Hayes directs the Mechanical and Electrical Engineering Groups. In addition, he participates in programs involving all phases of product design, from conceptualization through production. Mr. Hayes' project involvement includes work for such clients as BioImage (a Kodak company), Ciba Corning Diagnostics Corp., Compaq, Diebold, Lear Siegler Seymour, Rubbermaid, Lionel and Valentine Research. He is named on numerous design and utility patents. Mr. Hayes holds a B.S. in Mechanical Engineering from Cleveland State University.

Martha A. Moloney.

     Martha A. Moloney became a member of the Board of Directors in March 2000. From 1972 to 1977, Ms. Moloney was Vice President and Board member at Steger Schowel, a restaurant supply distribution company. Since 1990, Ms. Moloney has been in private practice while concurrently serving as a Counselor with Catholic Charities at numerous area hospitals. Ms. Moloney holds a B.A. in Psychology from Maryville University and a M.SW. From St. Louis University.

Darryl Stolper.


     Darryl Stolper became a member of the Board of Directors in March 2000. From 1978 to the present, Mr. Stolper has worked at Paul Revere Secondary School where he is department Chairman for, and Teacher of, American History. A historian and writer, Mr. Stolper has been published in numerous periodicals including Reel West and Blues Unlimited. Mr. Stolper is recognized as an authority in music recording history, and has served as a consultant to Rhino Records and provided expert testimony in numerous legal cases. Since 1985, Mr. Stolper has served as an elected member of the Pacific Palisades, California Board of Governors. Mr. Stolper holds a B.A. in Physical Anthropology and American History from California State University, Northridge and M.A. in American Studies from Pepperdine University.


Stock Option Plan.

     We currently operate under the 1999 Unitrend Equity Incentive Plan which governs all aspects of option grants to employees and others who have made a substantial contribution to the success of the Company. All options granted to employees vest over a three year period, commencing on the date of hire, and continuing based upon years of employment. Options which are granted as past consideration for services vest immediately.

     Further, as a result of the SSTI merger and the subsequent stock splits, the Board has modified and amended the 1999 Equity Incentive Plan to clarify treatment of options absorbed by the merger and the effect of the stock splits on options already granted.

Option Grants in Last Fiscal Year.

     The following table sets forth total grants of stock options through the fiscal year ended December 31, 1999, for the officers and directors of the Company.

                                                                          POTENTIAL
                                                                       REALIZABLE VALUE
                                                                        ASSUMED ANNUAL
                             NUMBER OF                                  RATES OF STOCK
                             SECURITIES                               PRICE APPRECIATION
                            UNDERLYING %                               FOR OPTION TERM
                              OPTIONS       EXERCISE                         (C)
                              GRANTED        PRICE      EXPIRATION    ------------------
                                (A)           (B)          DATE         5%         10%
                            ------------    --------    ----------    ------      ------
Kathleen M. Novak             800,000        $0.50       01/04/10     $0.61       $0.73

Employment Contracts and Changes in Control Agreements.

     Conrad A.H. Jelinger has executed an employment contract with the Company, as well as a Trade Secret Agreement and a Non-Compete Agreement. Mr. Jelinger currently has no severance package and 500,000 stock options. Mr. Jelinger is eligible to participate in the 2000 Cash Incentive Plan.

     Kathleen M. Novak has executed an Employment Agreement with the Company, as well as a Trade Secret Agreement and Non-Compete Agreement. Ms. Novak currently has no severance package. Ms. Novak is entitled to participate in the Equity Incentive Plan and the 2000 Cash Incentive Plan. Ms. Novak has been granted and has the right to exercise 200,000 options resulting from her employment. If she leaves the Company, these options will convert to non-qualified options and she will have the remaining term of the 10 year period to exercise. Additionally, Ms. Novak was granted 800,000 options in January, 2000 under the 1999 Equity Incentive Plan. These options will vest over a three year period. In the event of termination, Ms. Novak will have 3 months to exercise the options or forfeit them.

Board Compensation.

     Unitrend, Inc. currently offers no compensation to members of the Board, except reasonable reimbursement for expenses.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of December 31, 1999 the Company was indebted to Conrad A.H. Jelinger in the aggregate amount of $1,703,854. Mr. Jelinger has continued to make loans to the Company in 2000. This indebtedness related to loans made by Mr. Jelinger to the Company in 1998 and 1999. The loans accrue interest at the market rate as determined on the first business day of the year, and are payable in ten equal annual installments after the Company has become profitable for one year. On March 31, 2000, Mr. Jelinger forgave loans to the Company of $2,171,854 and accrued interest of $69,942. This was accounted for as contributed capital.

     From January 1, 1998, to December 31, 1998, the Company sold 3,731,060 shares of common stock with a total value of $1,865,530 through a Regulation A offering. During that same time period, and pursuant to the same Regulation A offering, the Company conducted an exchange and rescission offering to all then-existing shareholders of Company stock. Pursuant to that offering, the company exchanged 2,081,200 Regulation A shares for Unitrend, Inc. private placement stock on a one-for-one basis, for a total value of $1,040,600. The total number of shares of common stock rescinded in that offering amounted to 195,840, with a total value of $97,920. The 1998 Regulation A offering transactions were conducted without the aid of an underwriter, and with the exception of approximately one corporation and seven trusts, all dealt with individuals. The proceeds of that Regulation A offering were used in the following manner: $1,040,600 was applied directly to the exchange of Regulation A stock for previously-sold private placement securities, as show above; from the cash proceeds of $1,865,530, approximately 32% was used for manufacturing expenses, 24% was used for general and administrative expenses, and 44% was used for the purchase of assets. During this 1998 period, the Company issued 758,000 options at a strike price of $0.50 per share to seven non-employee individuals who provided various business, financial, strategic and technological consulting services to the Company. Pursuant to the option plan, the options granted expire on the date(s) specified in the option agreement(s), but in no event shall the term of the options exceed ten years from the date of grant.

     Through the aforementioned Regulation A offering and a private placement exemption from January 1, 1999, to December 31, 1999, the Company exchanged 184,500 shares of common stock with a total value of $92,250. During the same period, the Company booked sales of 585,820 shares of stock purchased by Mr. Conrad A.H. Jelinger on behalf of others through a private placement exemption. The Company's note payable to Mr. Jelinger was used for the purchase of said stock via a reduction of the payable to Mr. Jelinger by the same amount sold. Also during the period, the Company sold 5,000 shares of common stock with a total value of $10,000 also through a private placement exemption.

     Those 1999 transactions were conducted without the aid of an underwriter, and with the exception of approximately two corporations and one trust, all dealt with individuals. The sale of 5,000 shares of stock was a non-cash transaction in which the sale relieved the Company from paying in cash a significant portion of the retainer associated with a contract to engage the purchaser to provide services for Unitrend, Inc. During this 1999 period, the Company issued 118,270 options at a strike price of $0.50 per share to six non-employee individuals who provided various business, financial, strategic, technological and public relations consulting services to the Company. Pursuant to the option plan, the options granted expire on the date(s) specified in the option agreement(s), but in no event shall the term of the options exceed ten years from the date of grant.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the ownership of the Company's shares of Common Stock as of October 1, 2000, and as adjusted to reflect the sale of the Common Stock offered by the Company pursuant to this offering, by (i) all those know by the Company to be beneficial owners of more than 5% of its Common Stock; (ii) all Directors; and (iii) all Officers and Directors of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the Common Stock beneficially owned.

                                    BENEFICIAL OWNERSHIP          BENEFICIAL OWNERSHIP
                                   PRIOR TO THE OFFERING         AFTER MAXIMUM OFFERING
                                 --------------------------      -----------------------
                                 NUMBER OF                       NUMBER OF
          SHAREHOLDER              SHARES        PERCENT(1)        SHARES        PERCENT
          -----------            ----------      ----------      ----------      -------
Conrad A. H. Jelinger            45,796,000(2)       59%         45,796,000        56%
  4665 West Bancroft
  Toledo, OH 43615
Eric V. Jelinger                 10,000,000          13%         10,000,000        12%
  4665 West Bancroft
  Toledo, OH 43615
Dale Boley                           30,000           *              30,000         *
  4665 West Bancroft
  Toledo, OH 43615
Martha Moloney                      895,800(3)        *             895,800         *
  4665 West Bancroft
  Toledo, OH 43615
Darryl Stolper                        5,200           *               5,200         *
  4665 West Bancroft
  Toledo, OH 43615
Kathleen M. Novak                 1,060,000(4)        *           1,060,000         *
  4665 West Bancroft
  Toledo, OH 43615
Total for Officers               57,787,000          74%         57,787,000        71%
  and Directors

---------------

(1) Percentages are calculated to include all outstanding securities and securities deemed outstanding pursuant to Rule 13d-3 (d)(1) under the Securities Exchange Act of 1934.

(2) Total includes 500,000 options that are fully vested and subject to exercise.

(3) Total includes 800,000 options that are fully vested and subject to exercise.

(4) Total includes 1,000,000 options that are fully vested and subject to exercise.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's Amended Articles of Incorporation authorized 200,000,000 of Common Stock, without par value.

Common Stock.

     The holders of the Common Stock are entitled to receive such dividends, if any, as may be declared from time-to-time by the Board of Directors in its discretion from funds legally available therefore. Upon liquidation or dissolution of the Company, after the payment of expenses of the Company, the assets of the Company will be distributed ratably among the holders of the Common Stock. The shares of the Common Stock have no preemptive or other subscription rights and there are no conversion rights or redemption or sinking
fund provisions with respect to such shares. All of the outstanding     shares
of the Common Stock are, and the     shares of the Common Stock to be sold by
the Company in the offering made hereby, will be fully paid and non-accessible. As of September 30, 2000, there were 842 holders of Common Stock of the Company.

Market Price Of and Dividends On the Registrants Common Equity and Related Stockholder Matters.

     There is no established trading market for common shares of the Company's securities. As of December 31, 1999, the Company had outstanding shares in the amount of 69,383,580 held by 772 holders of record. As of December 31, 1999, the Company had outstanding options to purchase 6,885,970 of common stock, of which 5,069,433 are exercisable. As of September 30, 2000, the Company has issued options to purchase 7,764,072 shares of common stock, all of which are exercisable.

     The Company has not paid dividends since its formation and does not currently intend to do so.

Indemnification of Directors and Officers.

     A director of the Company may not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (iii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived any improper personal benefit. The provisions of the Company's Bylaws eliminating the liability of directors for monetary damages do not affect the standard of conduct to which directors must adhere, nor do such provisions affect the availability of equitable relief. In addition, such limitations on personal liability do not affect the availability of monetary damages under causes of action based on federal law.

     Article Ten of the Company's Bylaws provides for indemnification of its officers and directors. In addition, the Company provides director and officer insurance coverage for benefit of its directors and officers.

Transfer Agent and Registrar.

     The Transfer Agent and Registrar for the Common Stock is Transfer Online, Inc.

                              PLAN OF DISTRIBUTION

     The Company is offering up to 4,000,000 Shares at a price of $10.00 per Share. The Shares will be sold on a "best efforts" basis. The offering will terminate 180 days after the date of this Prospectus. The Company may allocate among or reject any subscriptions, in whole or in part.

     The Shares will be offered and sold by the Company's officers, directors, and employees without compensation. The representative of the Company who is expected to offer and sell the Shares on behalf of the Company is Mr. Conrad A.
H. Jelinger. Neither the Company nor any its officers, directors or employees is registered as broker or dealer under Section 15 of the Exchange Act.

     We have not retained an underwriter or any independent broker or dealer to assist in the offer of Shares. It is our intention to sell and offer the Shares by contacting perspective investors through appropriate newspaper and magazine advertising as well as through the use of Internet to electronically deliver copies of this Prospectus to prospective investors.

     Those subscribing to purchase Shares must complete a Stock Purchase Agreement, a form of which is included as an appendix to this Prospectus. Residents of some states must also complete a suitability questionnaire, a form of which is also attached as an appendix to this Prospectus.

     We reserve the right to reject any subscription for Shares in its entirety or to allocate Shares among prospective purchasers. If any subscription is rejected, funds received by the Company for such subscription will be returned to the applicable prospective purchaser without interest or deduction.

     Because there is no minimum aggregate offering, certificates representing Shares will be issued to purchasers as subscriptions are accepted by Unitrend. Until the certificates are delivered to the purchasers, such purchasers, if any, will be deemed subscribers only and not shareholders of the Company. All funds received by the Company will be placed directly in the Company's operating account for immediate use.

     Although it is our intention to develop a public market for the Common Stock by soliciting broker/dealers who are members of the NASD to make a market in the Common Stock, to date the Company is not entered into any such arrangements, commitments or understandings with any person with respect to the creation of the public market for Common Stock.

                                    EXPERTS

     Certain legal matters in connection with this offering are being passed upon for the Company by Carlile Patchen & Murphy LLP, Columbus, Ohio.

     The audited financial statements and schedules included in this Prospectus and elsewhere in the Registration Statement have been examined by GBQ Partners, LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as expects in giving said reports.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933 with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. The omitted information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C., and copies of such material can be obtained from the public reference section of the Commission, Washington, D.C. 20549 at prescribed rates. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as part thereof.

     No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation.

                         INDEX TO FINANCIAL STATEMENTS

                                                                    PAGE
                                                                -------------
Annual Financial Statements of Unitrend, Inc.:
  Independent Auditors' Report..............................              F-2
  Consolidated Balance Sheets...............................              F-3
  Consolidated Statements of Operations.....................              F-4
  Consolidated Statements of Stockholders' Equity...........           F-5, 6
  Consolidated Statements of Cash Flows.....................           F-7, 8
  Notes to Consolidated Financial Statements................        F-9 to 17
Interim Financial Statements of Unitrend, Inc. (Unaudited):
  Condensed Consolidated Balance Sheet at September 30, 2000
     and December 31, 1999..................................             F-18
  Condensed Consolidated Statement of Operations for Three
     and Nine Months Ended September 30, 2000 and 1999..........         F-19
  Condensed Consolidated Statement of Cash Flows for the
     Nine Months Ended September 30, 2000 and 1999..........             F-20
  Consolidated Statements of Stockholders' Equity (Deficit)
     for the Years Ended December 31, 1999 and 1998 and for
     the Nine Months Ended September 30, 2000...............             F-21
  Notes to Consolidated Financial Statements................         F-22, 23

To the Stockholders
Unitrend, Inc.
Toledo, Ohio

                          INDEPENDENT AUDITORS' REPORT

     We have audited the accompanying consolidated balance sheets of Unitrend, Inc. and Subsidiary (Development Stage Companies) as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1999, 1998, 1997, and for the period from the inception date of September 27, 1994 to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Unitrend, Inc. and Subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years ended December 31, 1999, 1998, 1997, and for the period from the inception date of September 27, 1994 to December 31, 1999 in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company is in the development stage, has suffered development stage losses, and has a net capital deficiency. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in the going concern note in the accompanying notes to the consolidated financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Columbus, Ohio
January 21, 2000

/s/ Groner, Boyle & Quillin, LLP

                         UNITREND, INC. AND SUBSIDIARY
                         (DEVELOPMENT STAGE COMPANIES)

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                                                                                1998
                                                                 1999       (AS RESTATED)
                                                              ----------    -------------
                                         ASSETS
CURRENT ASSETS
  Cash......................................................  $    8,779     $    1,891
  Current portion of notes receivable.......................      22,458          7,000
  Prepaid expenses..........................................      19,830         19,830
                                                              ----------     ----------
          Total current assets..............................      51,067         28,721
                                                              ----------     ----------
PROPERTY AND EQUIPMENT, at cost
  Land......................................................      67,485         67,485
  Building and improvements.................................     376,385        348,573
  Furniture and fixtures....................................      72,295         44,981
  Computer equipment........................................     125,054        121,787
  Computer software.........................................      45,328         44,929
  Automobiles...............................................      15,937             --
  Tooling and dies under construction.......................   1,429,429      1,240,349
                                                              ----------     ----------
                                                               2,131,913      1,868,104
  Less accumulated depreciation.............................    (198,879)      (165,637)
                                                              ----------     ----------
     Net property and equipment.............................   1,933,034      1,702,467
                                                              ----------     ----------
OTHER ASSETS
  Patent licensing costs, net of accumulated amortization...      30,790             --
  Loan costs, net of accumulated amortization...............       3,813          4,903
  Notes receivable..........................................      11,550         40,612
                                                              ----------     ----------
          Total other assets................................      46,153         45,515
                                                              ----------     ----------
          TOTAL ASSETS......................................  $2,030,254     $1,776,703
                                                              ==========     ==========
                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
  Accounts payable..........................................  $  292,143     $  573,294
  Current portion of long-term debt.........................      19,332         19,332
  Accrued payroll and sundry taxes..........................      14,922         56,597
                                                              ----------     ----------
          Total current liabilities.........................     326,397        649,223
                                                              ----------     ----------
LONG-TERM LIABILITIES
  Accrued interest..........................................      72,215          1,245
  Note payable - bank.......................................     244,892        261,002
  Note payable - stockholder................................   1,703,854        158,531
                                                              ----------     ----------
          Total long-term liabilities.......................   2,020,961        420,778
                                                              ----------     ----------
COMMON STOCK SUBJECT TO RESCISSION..........................          --         92,250
                                                              ----------     ----------
STOCKHOLDERS' EQUITY (DEFICIT)
  Controlling interests:
     Common stock, no par value.............................   3,301,503      2,906,343
     Additional paid-in capital.............................   5,770,055      5,762,187
     Deficit accumulated in the development stage...........  (9,388,662)    (8,054,078)
                                                              ----------     ----------
          Total stockholders' equity (deficit)..............    (317,104)       614,452
                                                              ----------     ----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
            (DEFICIT).......................................  $2,030,254     $1,776,703
                                                              ==========     ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                         UNITREND, INC. AND SUBSIDIARY
                         (DEVELOPMENT STAGE COMPANIES)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
 FOR THE YEARS ENDED DECEMBER 31, 1999, 1998, 1997 AND FOR THE PERIOD FROM THE
           INCEPTION DATE OF SEPTEMBER 27, 1994 TO DECEMBER 31, 1999

                                                                                          SEPTEMBER 27,
                                                                                               1994
                                                      YEAR ENDED       YEAR ENDED      (DATE OF INCEPTION)
                                      YEAR ENDED     DECEMBER 31,     DECEMBER 31,       TO DECEMBER 31,
                                     DECEMBER 31,        1998             1997                 1999
                                         1999        (AS RESTATED)    (AS RESTATED)       (AS RESTATED)
                                     ------------    -------------    -------------    --------------------
Sales..............................  $        --      $        --      $        --         $       603
Research and development
  expenses.........................       (6,523)        (206,956)        (213,898)           (508,908)
Selling, general and administrative
  expenses.........................   (1,232,339)        (806,820)      (1,078,849)         (8,698,677)
                                     -----------      -----------      -----------         -----------
Operating loss.....................   (1,238,862)      (1,013,776)      (1,292,747)         (9,207,585)
Interest income....................        1,546               --               --               1,546
Interest expense...................      (97,268)         (61,387)              --            (158,655)
                                     -----------      -----------      -----------         -----------
Net loss before cumulative effect
  of change in accounting
  principle........................   (1,334,584)      (1,075,163)      (1,292,747)         (9,364,694)
Cumulative effect of change in
  accounting principle.............           --          (23,968)              --             (23,968)
                                     -----------      -----------      -----------         -----------
Net loss...........................  $(1,334,584)     $(1,099,131)     $(1,292,747)        $(9,388,662)
                                     ===========      ===========      ===========         ===========
Basic and diluted loss per share:
Before cumulative effect of change
  in accounting principle..........  $     (0.02)     $     (0.02)     $     (0.02)        $     (0.14)
Cumulative effect of change in
  accounting principle.............           --               --               --                  --
                                     -----------      -----------      -----------         -----------
Net loss...........................  $     (0.02)     $     (0.02)     $     (0.02)        $     (0.14)
                                     ===========      ===========      ===========         ===========
Weighted average shares outstanding
  used to compute basic and diluted
  loss per share...................   69,059,567       67,471,023       63,343,945          65,860,755
                                     ===========      ===========      ===========         ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                         UNITREND, INC. AND SUBSIDIARY
                         (DEVELOPMENT STAGE COMPANIES)

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
 FOR THE YEARS ENDED DECEMBER 31, 1999, 1998, 1997 AND FOR THE PERIOD FROM THE
           INCEPTION DATE OF SEPTEMBER 27, 1994 TO DECEMBER 31, 1999

                                                                         DEFICIT
                                                                       ACCUMULATED
                                    COMMON STOCK         ADDITIONAL    DURING THE
                               ----------------------     PAID-IN      DEVELOPMENT
                                  SHARES       AMOUNT     CAPITAL         STAGE          TOTAL
                               ------------    ------    ----------    -----------    -----------
BALANCE --
  SEPTEMBER 27, 1994
  (INCEPTION)................            --     $ --     $       --    $        --    $        --
Sale of stock to founders for
  cash at .000006 per share
  on September 27, 1994......    17,500,000      100        454,910             --        455,010
Sale of common stock to
  founder for cash at
  $0.000002 per share on
  April 12, 1996.............    45,296,000      113             --             --            113
Stock options issued on
  July 2, 1996...............            --       --      4,999,950             --      4,999,950
Net loss since inception to
  December 31, 1996..........            --       --             --     (5,662,200)    (5,662,200)
                               ------------     ----     ----------    -----------    -----------
BALANCE --
  DECEMBER 31, 1996
  (AS RESTATED)..............    62,796,000      213      5,454,860     (5,662,200)      (207,127)
Exercise of stock options for
  common stock at $0.000005
  per share on
  December 10, 1997..........    10,000,000       50             --             --             50
Stock options issued on
  January 15 and
  November 26, 1997..........            --       --        252,011             --        252,011
Cancellation of stock options
  for common stock at
  $0.000005 per share on
  December 31, 1997..........   (10,000,000)     (50)            --             --            (50)
Net loss - 1997..............            --       --             --     (1,292,747)    (1,292,747)
                               ------------     ----     ----------    -----------    -----------
BALANCE --
  DECEMBER 31, 1997
  (AS RESTATED)..............    62,796,000      213      5,706,871     (6,954,947)    (1,247,863)

   The accompanying notes are an integral part of the consolidated financial statements.

                         UNITREND, INC. AND SUBSIDIARY
                         (DEVELOPMENT STAGE COMPANIES)

     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)
 FOR THE YEARS ENDED DECEMBER 31, 1999, 1998, 1997 AND FOR THE PERIOD FROM THE
           INCEPTION DATE OF SEPTEMBER 27, 1994 TO DECEMBER 31, 1999


                                                                         DEFICIT
                                                                       ACCUMULATED
                                   COMMON STOCK          ADDITIONAL    DURING THE
                             ------------------------     PAID-IN      DEVELOPMENT
                               SHARES        AMOUNT       CAPITAL         STAGE          TOTAL
                             ----------    ----------    ----------    -----------    -----------
BALANCE --
  DECEMBER 31, 1997
  (AS RESTATED)............  62,796,000    $      213    $5,706,871    $(6,954,947)   $(1,247,863)
Sale of common stock for
  cash at $0.50 per share
  from January 17 to April
  13, 1998.................   5,812,260     2,906,130            --             --      2,906,130
Stock options issued on
  January 15, August 1, and
  August 31, 1998..........          --            --        55,316             --         55,316
Net loss -- 1998...........          --            --            --     (1,099,131)    (1,099,131)
                             ----------    ----------    ----------    -----------    -----------
BALANCE --
  DECEMBER 31, 1998
  (AS RESTATED)............  68,608,260     2,906,343     5,762,187     (8,054,078)       614,452
Sale of common stock for
  cash at $0.50 per share
  from January 1 to June
  30, 1999.................     770,320       385,160            --             --        385,160
Stock options issued on
  January 15, August 10,
  August 15, and November
  29, 1999.................          --            --         7,868             --          7,868
Common stock issued for
  services at $2.00 per
  share on August 30,
  1999.....................       5,000        10,000            --             --         10,000
Net loss -- 1999...........          --            --            --     (1,334,584)    (1,334,584)
                             ----------    ----------    ----------    -----------    -----------
BALANCE --
  DECEMBER 31, 1999........  69,383,580    $3,301,503    $5,770,055    $(9,388,662)   $  (317,104)
                             ==========    ==========    ==========    ===========    ===========


   The accompanying notes are an integral part of the consolidated financial statements.

                         UNITREND, INC. AND SUBSIDIARY
                         (DEVELOPMENT STAGE COMPANIES)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
 FOR THE YEARS ENDED DECEMBER 31, 1999, 1998, 1997 AND FOR THE PERIOD FROM THE
           INCEPTION DATE OF SEPTEMBER 27, 1994 TO DECEMBER 31, 1999

                                                      YEAR ENDED       YEAR ENDED      SEPTEMBER 27, 1994
                                      YEAR ENDED     DECEMBER 31,     DECEMBER 31,     (DATE OF INCEPTION)
                                     DECEMBER 31,        1998             1997           TO DECEMBER 31,
                                         1999        (AS RESTATED)    (AS RESTATED)           1999
                                     ------------    -------------    -------------    -------------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net loss...........................  $(1,334,584)     $(1,099,131)     $(1,292,747)        $(9,388,662)
                                     -----------      -----------      -----------         -----------
Adjustments to reconcile net loss
  to net cash used in operating
  activities:
  Change in accounting principle...           --           23,968               --              23,968
  Options issued for services......        7,868           55,316          252,011           5,315,145
  Depreciation and amortization....       35,265           34,673           44,761             207,647
  Bad debt.........................        8,149               --               --               8,149
  Accrued interest income..........       (1,545)          (1,546)              --              (3,091)
  Common stock issued for
     services......................       10,000               --               --              10,000
Increase in operating assets:
  Other assets.....................           --            5,537            6,040                  --
  Prepaid expense..................           --          (19,830)              --             (19,830)
Increase (decrease) in operating
  liabilities:
  Accounts payable.................     (281,151)         453,526           95,842             292,143
  Accrued payroll and sundry
     taxes.........................      (41,675)        (138,170)         141,136              14,922
  Accrued interest.................       70,970            1,245               --              72,215
                                     -----------      -----------      -----------         -----------
          Total adjustments........     (192,119)         414,719          539,790           5,921,268
                                     -----------      -----------      -----------         -----------
Net cash used in operating
  activities.......................   (1,526,703)        (684,412)        (752,957)         (3,467,394)
                                     -----------      -----------      -----------         -----------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Payment for patent licensing
  costs............................      (31,723)              --               --             (31,723)
Purchase of property and
  equipment........................     (263,809)      (1,540,723)        (158,292)         (2,131,913)
Loans to related parties...........           --               --             (277)            (18,191)
Repayment from (loans to) other
  entities.........................        7,000            7,999          (35,916)            (23,916)
Repayment from employee............           --            3,041               --               3,041
Payment of organizational cost.....           --               --               --             (30,168)
Repayment from stockholder.........           --           49,430           94,390                  --
                                     -----------      -----------      -----------         -----------
Net cash used in investing
  activities.......................     (288,532)      (1,480,253)        (100,095)         (2,232,870)
                                     -----------      -----------      -----------         -----------

   The accompanying notes are an integral part of the consolidated financial statements.

                         UNITREND, INC. AND SUBSIDIARY
                         (DEVELOPMENT STAGE COMPANIES)

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
 FOR THE YEARS ENDED DECEMBER 31, 1999, 1998, 1997 AND FOR THE PERIOD FROM THE
           INCEPTION DATE OF SEPTEMBER 27, 1994 TO DECEMBER 31, 1999

                                                      YEAR ENDED       YEAR ENDED      SEPTEMBER 27, 1994
                                      YEAR ENDED     DECEMBER 31,     DECEMBER 31,     (DATE OF INCEPTION)
                                     DECEMBER 31,        1998             1997           TO DECEMBER 31,
                                         1999        (AS RESTATED)    (AS RESTATED)           1999
                                     ------------    -------------    -------------    -------------------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Payment of loan costs..............           --           (5,448)              --              (5,448)
Loan from stockholder..............    1,545,323          123,737           26,229           1,703,854
Proceeds from note payable.........           --          290,000               --             290,000
Payments on notes..................      (16,110)          (9,566)              --             (25,776)
Proceeds from sale of common stock
  and exercise of stock options....      292,910        1,865,430               --           2,613,563
Payments for stock rescissions.....           --          (97,920)         (30,000)           (134,170)
Sales of stock subject to
  rescission for cash..............           --               --          779,510           1,267,020
                                     -----------      -----------      -----------         -----------
  Net cash provided by financing
     activities....................    1,822,123        2,166,233          775,739           5,709,043
                                     -----------      -----------      -----------         -----------
  Net increase (decrease) in
     cash..........................        6,888            1,568          (77,313)              8,779
Cash -- beginning of year..........        1,891              323           77,636                   -
                                     -----------      -----------      -----------         -----------
Cash -- end of year................  $     8,779      $     1,891      $       323         $     8,779
                                     ===========      ===========      ===========         ===========
SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION:
Cash paid during the period for:
  Interest.........................  $    26,298      $    61,387      $     2,021         $    92,151

   The accompanying notes are an integral part of the consolidated financial statements.

                         UNITREND, INC. AND SUBSIDIARY
                         (DEVELOPMENT STAGE COMPANIES)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             DECEMBER 31, 1999, 1998, 1997 AND FOR THE PERIOD FROM
         THE INCEPTION DATE OF SEPTEMBER 27, 1994 TO DECEMBER 31, 1999

NATURE AND SCOPE OF BUSINESS

     Unitrend, Inc. (the Company) a Nevada corporation as of January 1999, formerly an Ohio corporation, is a development stage company formed to produce computer ergonomic enclosures for a national market. The Company was incorporated on April 11, 1996 as Versa Case, Inc. On May 15, 1996, the Company changed its name to Unitrend, Inc. The Company's operations to date have consisted primarily of incidental sales of computer components while the company personnel have concentrated on the development of the enclosures. Expenses incurred have been primarily for administrative support, tooling and product development of the enclosures that will ultimately be sold, which has resulted in an accumulated deficit in the development stage of approximately $9,400,000.

     On April 16, 1998, the Company formed another entity called Osborne Manufacturing, Inc. (OMI). The Company owns sixty percent of OMI and a current employee owns the remaining forty percent. The Company's ownership will be reduced to forty percent, three years after the commencement of OMI's production of the "VersaCase(R)" units from the Company. OMI was organized to do all of the production of "VersaCase(R)" units as well as manufacturing for other entities. OMI is located in a single leased facility in Wauseon, Ohio. The Company has advanced OMI monies for operating expenses and expects to be repaid in full. Total advances as of December 31, 1999 and 1998 were $283,943 and $18,194, respectively. Interest is being accrued on the outstanding balance of the advances at the prime rate (8.25% at December 31, 1999). The total accrued interest was $11,804 and $1,636 at December 31, 1999 and 1998, respectively. All intercompany balances have been eliminated in the accompanying consolidated financial statements. Expenses incurred have been primarily for administrative support, tooling and product development of the enclosures that will ultimately be sold, which has resulted in an accumulated deficit in the development stage of approximately $200,000.

     The Company merged with Server Systems Technology, Inc., (SSTI) effective December 15, 1998. SSTI was formed September 27, 1994. It owns several patents that are key to the Company's products, but otherwise has ceased its development stage operations when the Company was formed in April 1996. SSTI and the Company were entities under common control prior to the merger.

     Generally accepted accounting principles require the merger of the entities under common control to be accounted for in a manner similar to pooling of interest accounting. SSTI's assets, liabilities and stockholders' equity were recorded at historical cost as of the effective date of the transaction. At the time of the merger, SSTI's recorded assets were not material and there were no liabilities. Additionally, it had ceased its development stage operations upon the commencement of activities by the Company. The patents held by SSTI were deemed to have approximately a $10,000,000 market value and, therefore, 17,500,000 shares of the Company were issued to stockholders of SSTI at the time of the merger.

     The financial statements prior to December 31, 1999, have been restated to reflect the assets acquired and the issuance of stock to the stockholders of SSTI. Additionally, the statement of operations has been restated to reflect $449,625 of selling, general and administrative expenses that were incurred by SSTI from September 27, 1994 to April 11, 1996. As noted previously, SSTI had ceased operations in April 1996. This restatement increased the basic and fully diluted loss per share by $.01 for the period prior to April 1996.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities,

                         UNITREND, INC. AND SUBSIDIARY
                         (DEVELOPMENT STAGE COMPANIES)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued) disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements are on the accrual basis of accounting and include the financial statements of the Parent for 1999 and 1998, in entirety, and include the financial statements of its 60% owned Subsidiary from its inception date of April 16, 1998. All material intercompany balances and transactions are eliminated in consolidation.

PROPERTY AND EQUIPMENT

     Property and equipment is carried at cost, less accumulated depreciation computed using the straight-line method over the estimated useful lives of the related assets. Furniture, fixtures, computer software, automobiles, and computer equipment are depreciated over lives ranging from three to ten years. Building and improvements are depreciated over lives of 40 years. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that neither improve nor extend the life of the respective assets are charged to expense as incurred. Property and equipment is reviewed for impairment whenever circumstances change and there is an indication that the carrying amount of any given asset or group of assets is not recoverable.

     Recoverability is assessed based on criteria that includes a significant decrease in the market value of the asset, its use has changed, legal or business factors adversely affect the asset's value, a history of cash flow losses and continued asset losses are forecasted as well as other factors that may give rise to a potential decrease in an asset's value. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. The Company has capitalized certain costs related to the construction of tooling and dies to be used in the manufacturing process. These costs consist of amounts paid to outside vendors for the actual manufacturing of the tools and dies. The cost of the tooling and dies is not being depreciated until such time as the Company commences manufacturing.

PATENT COSTS

     Patent costs, which consist of the costs to obtain certain patents, are being amortized over the 20-year life of such patents. Amortization expense amounted to $933 for 1999. The Company did not have amortization expense in 1998, 1997, or for the period from the inception date to December 31, 1996. The Company's existing patents begin to expire in April 2016.

LOAN COSTS

     Loan costs are being amortized over the life of the loan and are shown net of amortization. Accumulated amortization was $1,635 and $545 at December 31, 1999 and 1998, respectively.

RESEARCH AND DEVELOPMENT

     All research and development costs are expensed as incurred. Research and development costs for the years ended December 31, 1999, 1998, 1997, and for the period from the date of inception on April 11, 1996 to December 31, 1999 amounted to $6,523, $206,956, $213,898, and $508908, respectively.

STATEMENT OF CASH FLOWS

     For the purpose of reporting cash flows, cash includes cash on hand and demand deposits held by banks.

                         UNITREND, INC. AND SUBSIDIARY
                         (DEVELOPMENT STAGE COMPANIES)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

     On January 1, 1998 the Company adopted Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" that requires all start-up costs previously capitalized by the Company to be expensed. The cumulative effect of the change in accounting principles is reflected in the statements of operation. All start-up costs incurred after adoption of the statement will be expensed as incurred.

NOTES RECEIVABLE

     Notes receivable consisted of the following at December 31:

                                                                              1998
                                                                1999      (AS RESTATED)
                                                              --------    -------------
Note receivable from an unrelated party, due December 31,
  2000, including interest at 5.0%, unsecured...............  $ 22,458      $ 21,438
Note receivable from an unrelated party, due July 31, 2001,
  including interest at 5.0%, unsecured.....................    11,550        11,025
Note receivable from an unrelated party, due on demand,
  non-interest bearing, unsecured...........................        --         7,000
Note receivable from employee...............................        --         8,149
                                                              --------      --------
Total.......................................................    34,008        47,612
Less current maturities.....................................   (22,458)       (7,000)
                                                              --------      --------
Long-term note receivable...................................  $ 11,550      $ 40,612
                                                              ========      ========

     Based on the borrowing rates currently available to the Company and to the other parties for loans with similar terms and average maturities, the fair value of the notes receivable agreements approximate recorded values.

RELATED PARTY PAYABLE

                                                                 1999         1998
                                                              ----------    --------
Unsecured notes payable to the President and majority
  stockholder, including interest at prime on the first
  business day of the year, payable in ten equal annual
  installments after the Company is profitable for one
  year......................................................  $1,703,854    $158,531
                                                              ==========    ========

     Based on the borrowing rates currently available to the Company for loans with similar terms and average maturities, the fair values of the related party payable approximates the recorded value.

NOTE PAYABLE

     The Company has a note payable with a bank that was used to finance the acquisition of the building. The note is payable in monthly installments of $1,611 plus interest which is charged at the prime rate plus 1 1/2% (9.75% and 9.25% at December 31, 1999 and 1998, respectively).

     The note matures on August 1, 2003 at which time the remaining principal is due. The note is secured by the building and the personal guarantee of the majority stockholder. The annual maturities of long-term debt at

                         UNITREND, INC. AND SUBSIDIARY
                         (DEVELOPMENT STAGE COMPANIES)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE PAYABLE (continued)
December 31, 1999 are as follows: 2000 - $19,332; 2001 - $19,332; 2002 -
$19,332; 2003 - $206,228. Based on the borrowing rates currently available to the Company for loans with similar terms and average maturities, the fair value of the note payable with a bank approximates the recorded value.

EMPLOYEE BENEFIT PLAN

     The Company maintains a simplified employee pension salary reduction plan. The plan allows employees to make contributions up to the maximum amount permitted by the Internal Revenue Code. All full-time employees are eligible to participate in the plan. The Company may make contributions at the discretion of management. The Company has made no discretionary contributions to date.

INCOME TAXES

     Deferred income taxes are recognized for the tax consequences in future years of the temporary differences between the financial reporting and tax bases of assets and liabilities at each year-end based on enacted tax laws and statutory tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. An income tax expense represents the taxes currently payable and the net change during the period in deferred tax assets and liabilities.

     The components of the net deferred tax asset (liability) are as follows:

                                                                 1999          1998
                                                              ----------    ----------
Assets:
  Net operating loss........................................  $1,557,000    $1,042,000
  Organizational costs......................................       5,000         7,000
  Other.....................................................       1,000         8,000
                                                              ----------    ----------
     Gross deferred tax assets..............................   1,563,000     1,057,000
                                                              ----------    ----------
Liabilities:
  Depreciation..............................................       5,000         3,000
                                                              ----------    ----------
     Net deferred tax asset.................................   1,558,000     1,054,000
     Less valuation allowance...............................  (1,558,000)   (1,054,000)
                                                              ----------    ----------
 ............................................................  $       --    $       --
                                                              ==========    ==========

     A reconciliation of the Company's effective tax values is as follows:

                                                                         SEPTEMBER 27, 1994
                                                                       (DATE OF INCEPTION) TO
                                  1999         1998         1997         DECEMBER 31, 1999
                                ---------    ---------    ---------    ----------------------
Income tax at statutory
  rates.......................  $(507,142)   $(417,670)   $(491,244)        $(3,567,692)
Surtax and other rate
  differences.................      1,005        1,091         (766)                336
Permanent differences.........      2,137          579       10,206           2,009,356
Change in valuation
  allowance...................    504,000      416,000      481,804           1,558,000
                                ---------    ---------    ---------         -----------
                                $      --    $      --    $      --         $        --
                                =========    =========    =========         ===========

     A valuation allowance has been recorded against the net deferred tax assets, as it is not known if the benefits will be realized by the Company and OMI.

                         UNITREND, INC. AND SUBSIDIARY
                         (DEVELOPMENT STAGE COMPANIES)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

INCOME TAXES (continued)
     As of December 31, 1999, the Company and OMI have approximately $4,100,000 of tax net operating loss carryforwards remaining to be utilized. The tax net loss carryforwards begin to expire in 2011 through 2019.

COMMON STOCK SUBJECT TO RESCISSION

     The Company issued shares of stock in 1996 and 1997, which were subject to a rescission offer, which could have been exercised at the option of the stockholder and accordingly were not included in equity. The Company sold 1,559,020 shares for $779,510 in 1997 and 963,020 shares for $481,510 in 1996.
During 1997 and 1996, a total of 60,000 and 500 shares for $30,000 and $250, respectively, were rescinded.

     During 1998, the Company issued 5,812,260 shares of common stock under an offering. As part of this offering, significantly all holders of common stock subject to rescission agreed to convert their stock subscription receipts under a one for one trade for the new stock or to rescind their stock subscription in full. During 1998, four states had not given their approval for the offering as of December 31, 1998. A total of 2,081,200 shares were issued in exchange for common stock. Stock subscription rescissions totaled 195,840 for $97,920 along with interest costs of $3,039 as of December 31, 1998. The total number of shares left to be exchanged or rescinded was 184,500 at December 31, 1998. These shares were exchanged for the new stock during 1999. There were no stock rescissions during 1999.

     Accordingly, the Company was precluded from classifying the securities as capital until such time as the rescission offer was completed. At the completion of the rescission offer, the Company classified as capital, such securities proceeds to the extent the security holders elected to retain their ownership in the Company.

     As of December 31, 1998, stock proceeds of $92,250 representing 184,500 shares was reflected as a liability since the security holders had not agreed to convert to the stock offered or to rescind. During 1999, the security holders elected to convert to the stock under the 1998 offering.

EARNINGS PER SHARE

     Earnings per share is computed on the weighted average number of common shares outstanding, including any dilutive options and warrants. Per share amounts have been restated for the effects of the four-for-one and five-for-one stock splits that were effective July 9, 1999 and August 9, 1999 for stockholders of record as of the same dates, respectively.

     Options to purchase 6,885,970, 6,742,700, 4,684,680, and 6,885,970 shares for the years ended December 31, 1999, 1998, 1997, and the period from the inception date of September 27, 1994 to December 31, 1999, respectively were not included in the computation of diluted EPS because the Company had a net loss during the periods and therefore the options are assumed to be anti-dilutive.

STOCKHOLDERS' EQUITY (DEFICIT)

     In July 1999, the Company reincorporated as a Nevada corporation. At December 31, 1999 and 1998, the Company had 200,000,000 and 5,000,000 authorized common shares, no par value, respectively. In July 1999, the Company had a four for one stock split, except for the shares issued to the president/major stockholder related to the SSTI merger that were split at three to one. In August 1999, the Company split its common stock issuing, five shares for every one share outstanding at the time. The Company issued 5,000 shares of common stock for consulting expense during August 1999. The service had a value of $10,000, which was recorded for the exchange of the common stock.

     The Company provides for the granting of stock options to certain employees. Payment upon the exercise of a stock appreciation right may be made at the discretion of the Board of Directors in cash, shares of the

                         UNITREND, INC. AND SUBSIDIARY
                         (DEVELOPMENT STAGE COMPANIES)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

STOCKHOLDERS' EQUITY (DEFICIT) (continued)
Company's stock or any combination thereof. All options granted during 1999 and 1998 include stock appreciation rights for the same number of shares.

     The Company applies Accounting Principles Board Opinion (APB) No. 25 and related interpretations in accounting for its employee stock option plan. Accordingly, no compensation cost has been recognized in the accompanying financial statements for options issued under the plan, as the option price equaled the market price on the date of grant. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the methodology of Financial Accounting Standards Board Statement No. 123 "Accounting for Stock-Based Compensation," the Company's net loss and net loss per share would change as indicated below:

                                                                               INCEPTION
                                                                                DATE TO
                                                                              DECEMBER 31,
                                    1999           1998           1997            1999
                                 -----------    -----------    -----------    ------------
Net loss:
  As reported..................  $(1,123,139)   $(1,099,131)   $(1,292,747)   $(9,388,662)
  Pro forma....................   (1,157,344)    (1,239,134)    (1,331,700)    (9,614,250)
Basic and diluted loss per
  share:
  As reported..................  $     (0.02)   $     (0.02)   $     (0.02)   $     (0.14)
  Pro forma....................        (0.02)         (0.02)   $     (0.02)         (0.15)

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1999, 1998, 1997, and the period from the inception date of September 27, 1994 to December 31, 1999.

                                                                                   INCEPTION
                                                                                    DATE TO
                                                                                 DECEMBER 31,
                              1999              1998               1997              1999
                         --------------    ---------------    ---------------    -------------
Dividend yield.........  0                 0                  0                  0
Expected volatility....  0%                0%                 0%                 0%
Risk-free interest
  rates................  4.55%, 4.57%,     5.39%, 5.06%, &    6.25%, 6.62%,      4.55%, 4.57%,
                         4.60%, 5.13%,     5.61%              6.36%, & 6.11%     4.60%, 5.01%,
                         5.01% & 5.67%                                           5.06%, 5.13%,
                                                                                 5.39%, 5.61%,
                                                                                 5.67%, 6.11%,
                                                                                 6.25%, 6.36%,
                                                                                 & 6.62%
Expected lives.........  3 YEARS           3 years            3 years            3 years

                         UNITREND, INC. AND SUBSIDIARY
                         (DEVELOPMENT STAGE COMPANIES)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

STOCKHOLDERS' EQUITY (DEFICIT) (continued)

     A summary of the status of the Company's employee stock option plan as of December 31, 1999, 1998 and 1997 and changes for the years then ended is presented below:


                                  1999                      1998                       1997
                         ----------------------    -----------------------    -----------------------
                                      WEIGHTED-                  WEIGHTED-                  WEIGHTED-
                                       AVERAGE                    AVERAGE                    AVERAGE
                                      EXERCISE                   EXERCISE                   EXERCISE
                          SHARES        PRICE        SHARES        PRICE        SHARES        PRICE
                         ---------    ---------    ----------    ---------    ----------    ---------
January 1..............  2,896,700      $0.50       1,596,680      $0.50       1,320,000      $0.50
  Granted..............     45,000       0.50       1,500,000       0.50         410,000       0.50
  Canceled.............         --       0.50        (199,980)      0.50        (133,320)      0.50
                         ---------                 ----------                 ----------
  December 31..........  2,941,700       0.50       2,896,700       0.50       1,596,680       0.50
                         =========                 ==========                 ==========
  Options exercisable
     at year-end.......  2,726,700                  2,250,407                    440,010
  Weighted-average fair
     value of options
     granted during the
     year..............  $    0.06                 $     0.07                 $     0.17

     The following summarizes information about employee stock options at December 31, 1999.

                                WEIGHTED-AVERAGE
RANGE OF                           REMAINING
EXERCISE   NUMBER OUTSTANDING   CONTRACTUAL LIFE   WEIGHTED-AVERAGE   NUMBER EXERCISABLE   WEIGHTED-AVERAGE
 PRICES    DECEMBER 31, 1999       (IN YEARS)       EXERCISE PRICE    DECEMBER 31, 1998     EXERCISE PRICE
--------   ------------------   ----------------   ----------------   ------------------   ----------------
 $0.50         2,941,700              3.00              $0.50             2,250,407             $0.50

     The Company applies Financial Accounting Standards Board Statement No. 123 "Accounting for Stock-Based Compensation" and related interpretations in accounting for stock options issued to non-employees for services. Accordingly, consulting expense totaling $7,868, $55,316, $252,011, and $5,315,145 (which includes the $4,999,950 in consulting expense to Eric V. Jelinger) was recorded during 1999, 1998, 1997, and the period from the inception date of September 27, 1994 to December 31, 1999, respectively, using the fair market value of the consulting services or the options on the grant dates of the options issued. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1999, 1998, 1997, and the period from the inception date of September 27, 1994 to December 31, 1999.

                                                                                  INCEPTION
                                                                                   DATE TO
                                                                                DECEMBER 31,
                                    1999               1998          1997           1999
                               ---------------    --------------    -------    ---------------
Dividend yield...............  0                  0                 0          0
Expected volatility..........  0%                 0%                0%         0%
Risk-free interest rates.....  4.57%, 5.13%, &    5.39%, & 5.06%    6.25%      4.57%, 5.06%,
                               5.67%                                           5.13%, 5.39%,
                                                                               5.67%, & 6.25%
Expected lives...............  3 - 5 YEARS        3 years           3 years    3 - 5 years

                         UNITREND, INC. AND SUBSIDIARY
                         (DEVELOPMENT STAGE COMPANIES)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

STOCKHOLDERS' EQUITY (DEFICIT) (continued)
     A summary of the status of the options granted by the Company as of December 31, 1999, 1998, and 1997 and changes for the years then ended is presented below:

                                1999                       1998                        1997
                       -----------------------    -----------------------    -------------------------
                                     WEIGHTED-                  WEIGHTED-                    WEIGHTED-
                                      AVERAGE                    AVERAGE                      AVERAGE
                                     EXERCISE                   EXERCISE                     EXERCISE
                         SHARES        PRICE        SHARES        PRICE         SHARES         PRICE
                       ----------    ---------    ----------    ---------    ------------    ---------
January 1............   3,846,000      $0.50       3,088,000      $0.50        10,000,000    $0.000005
Granted..............     118,000       0.50         758,000       0.50         3,088,000         0.50
Canceled.............     (20,000)      0.50              --         --       (10,000,000)    0.000005
                       ----------                 ----------                 ------------
December 31..........   3,944,270       0.50       3,846,000       0.50         3,088,000         0.50
                       ==========                 ==========                 ============
Options exercisable
  at year-end........   2,342,733                  1,040,426                       33,333
Weighted-average fair
  value of options
  granted during the
  year...............  $     0.08                 $     0.07                 $       0.17

     The following summarizes information about non-employee stock options at December 31, 1999:

                                WEIGHTED-AVERAGE
RANGE OF                           REMAINING
EXERCISE   NUMBER OUTSTANDING   CONTRACTUAL LIFE   WEIGHTED-AVERAGE   NUMBER EXERCISABLE   WEIGHTED-AVERAGE
 PRICES    DECEMBER 31, 1999       (IN YEARS)       EXERCISE PRICE    DECEMBER 31, 1998     EXERCISE PRICE
--------   ------------------   ----------------   ----------------   ------------------   ----------------
 $0.50         3,944,270              3.02              $0.50             3,846,000             $0.50

     Options granted to non-employees begin to expire three years after the date that a registration statement for a public offering of the Company's stock becomes effective with the Securities and Exchange Commission.

     In 1996, the Company granted stock purchase options to Eric V. Jelinger, brother of the President. The option was granted for compensation of past services to the Company. The options allowed Mr. Jelinger to acquire up to 10,000,000 shares of stock at a price of $0.000005 per share. Under Financial Accounting Standards Board Statement No. 123 "Accounting for Stock-Based Compensation," compensation expense was recorded in 1996 of $4,999,950. On December 31, 1997, the options were canceled under an agreement of mutual mistake entered into by Unitrend and Eric V. Jelinger.

OPERATING LEASE OBLIGATIONS

     The Company leased office space and equipment. OMI leases facility space under an agreement, which expires during 2003. The Company entered into a vehicle lease during 1996 in which the whole lease expense of $12,080 was paid in full at that time. The lease was treated as an operating lease and was expensed over the life of the lease. Lease expense for the years ended December 31, 1999, 1998, and 1997 and for the period from the inception date of September 27, 1994 to December 31, 1997 was $53,750, $11,879, $20,261 and $90,710,
respectively. The Company and OMI have future minimum lease payments of $48,240 in 2000; $48,240 in 2001; $48,240 in 2002; and $20,100 in 2003.

                         UNITREND, INC. AND SUBSIDIARY
                         (DEVELOPMENT STAGE COMPANIES)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

COMMITMENTS

     The Company has entered into purchase commitments with outside vendors to perform the tooling designs for the computer enclosures. The total commitments as of December 31, 1999 totaled $1,834,724 with progress payments having been made of $1,429,429. The total future commitments remaining as of December 31, 1999 totaled $405,295. As tooling is completed, the vendors' invoices are submitted to the Company and paid in normal terms. A liability for the commitments has not been recorded in the accompanying balance sheets.

GOING CONCERN

     As shown in the accompanying consolidated financial statements, the Company has incurred net losses of $1,334,584 and $1,099,131 during the years ended December 31, 1999 and 1998, respectively. The Company has an accumulated net loss of $9,388,662 from the date of inception to December 31, 1999. The Company's current liabilities exceed its current assets by $275,330. Management's plans are to continue to seek funding from the majority stockholder and to proceed on the raising of additional equity to fund its pre-production costs and commence production of its product. Management is proceeding with the registration of its securities with the Securities and Exchange Commission and will then begin to raise additional equity by the end of 2000, subject to approval by the Securities and Exchange Commission. The ability of the Company to continue as a going concern is dependent on its ability to obtain additional capital and interim funding by the majority stockholder. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     Management's plans are to commence production soon after the raising of the additional equity necessary to fund the costs of commencing production, which will most likely be within 12 to 18 months. Management expects to commence sales of the VersaCase following production during 2001. Management projects that it will be able to achieve profitability within 12 months of commencing production. These objectives are based on many factors, including market changes, changes by new or existing competition, new or different technology and the ability to obtain the necessary equity. Based on these factors and the possibility of other factors, it is not certain that management can achieve these plans.

                          UNITREND, INC AND SUBSIDIARY
                         (DEVELOPMENT STAGE COMPANIES)

                          CONSOLIDATED BALANCE SHEETS

                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                  2000             1999
                                                              -------------    ------------
                                                                UNAUDITED        AUDITED
                                  ASSETS
CURRENT ASSETS
  Cash......................................................  $      1,231      $    8,779
  Current portion of notes receivable.......................        22,458          22,458
  Prepaid expenses..........................................             -          19,830
                                                              ------------      ----------
          Total current assets..............................        23,689          51,067
                                                              ------------      ----------
PROPERTY AND EQUIPMENT, at cost
  Land......................................................        67,485          67,485
  Building and improvements.................................       376,385         376,385
  Furniture and fixtures....................................        82,395          72,295
  Computer equipment........................................       151,062         125,054
  Computer software.........................................        46,719          45,328
  Automobiles...............................................        15,937          15,937
  Tooling and dies under construction.......................     1,469,429       1,429,429
                                                              ------------      ----------
                                                                 2,209,412       2,131,913
  Less accumulated depreciation.............................      (226,565)       (198,879)
                                                              ------------      ----------
          Net property and equipment........................     1,982,847       1,933,034
                                                              ------------      ----------
OTHER ASSETS
  Patent licensing costs, net of accumulated amortization...        29,390          30,790
  Loan costs, net of accumulated amortization...............         2,997           3,813
  Notes receivable..........................................        12,381          11,550
                                                              ------------      ----------
          Total other assets................................        44,768          46,153
                                                              ------------      ----------
          TOTAL ASSETS......................................  $  2,051,304      $2,030,254
                                                              ============      ==========
       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
  Accounts payable..........................................  $    303,803      $  292,143
  Current portion of long-term debt.........................        19,332          19,332
  Accrued expenses..........................................       360,709          14,922
                                                              ------------      ----------
          Total current liabilities.........................       683,844         326,397
                                                              ------------      ----------
LONG-TERM LIABILITIES
  Note payable -- bank......................................       231,964         244,892
  Note payable -- stockholder...............................       157,943       1,703,854
  Accrued interest..........................................         5,607          72,215
                                                              ------------      ----------
          Total long-term liabilities.......................       395,514       2,020,961
                                                              ------------      ----------
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, no par value................................     3,301,503       3,301,503
  Additional paid-in-capital................................     8,023,695       5,770,055
  Deficit accumulated in the development stage..............   (10,353,252)     (9,388,662)
                                                              ------------      ----------
          Total stockholders' equity (deficit)..............       971,946        (317,104)
                                                              ------------      ----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
             (DEFICIT)......................................  $  2,051,304      $2,030,254
                                                              ============      ==========

                          UNITREND, INC AND SUBSIDIARY
                         (DEVELOPMENT STAGE COMPANIES)

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                           THREE MONTHS    THREE MONTHS     NINE MONTHS     NINE MONTHS
                                               ENDED           ENDED           ENDED           ENDED
                                           SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                               2000            1999            2000            1999
                                           -------------   -------------   -------------   -------------
                                                                    (UNAUDITED)
Sales....................................   $        --     $        --     $        --     $        --
Research and development expenses........            --          (6,523)        (16,680)         (6,523)
Selling, general and administrative
  expenses...............................      (254,213)       (263,044)       (918,775)       (705,932)
                                            -----------     -----------     -----------     -----------
Operating loss...........................      (254,213)       (269,567)       (935,455)       (712,455)
Interest income..........................           425              --             831              --
Interest expense.........................       (12,631)        (54,946)        (29,966)        (69,008)
                                            -----------     -----------     -----------     -----------
Net loss.................................   $  (266,419)    $  (324,513)    $  (964,590)    $  (781,463)
                                            ===========     ===========     ===========     ===========
Basic and diluted loss per share:
       Net loss..........................   $        --     $        --     $     (0.01)    $     (0.01)
                                            ===========     ===========     ===========     ===========
Weighted average shares outstanding used
  to compute basic and diluted loss per
  share..................................    69,383,580      69,380,265      69,383,580      69,368,370
                                            ===========     ===========     ===========     ===========

                          UNITREND, INC AND SUBSIDIARY
                         (DEVELOPMENT STAGE COMPANIES)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               NINE MONTHS      NINE MONTHS
                                                                  ENDED            ENDED
                                                              SEPTEMBER 30,    SEPTEMBER 30,
                                                                  2000             1999
                                                              -------------    -------------
                                                                        UNAUDITED
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................   $ (964,590)      $ (781,463)
                                                               ----------       ----------
  Adjustments to reconcile net loss to net cash used in
     operating activities Options issued for services.......       11,844            7,477
          Depreciation & amortization.......................       29,902           19,928
     Common stock issued for services.......................           --           10,000
     Decrease in operating assets
          Prepaid expenses..................................       19,830               --
          Accrued interest income...........................         (831)              --
     Increase (decrease) in operating liabilities:
     Accounts payable.......................................       11,660         (508,144)
     Accrued expenses.......................................      349,121            1,045
                                                               ----------       ----------
          Total adjustments.................................      421,526         (469,694)
                                                               ----------       ----------
     Net cash used in operating activities..................     (543,064)      (1,251,157)
                                                               ----------       ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Payment for patent licensing costs........................           --          (31,723)
  Purchase of property and equipment........................      (77,499)         (89,555)
  Repayment from other entities.............................           --            5,455
                                                               ----------       ----------
       Net cash used in investing activities................      (77,499)        (115,823)
                                                               ----------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Payment on notes.......................................      (12,928)         (12,888)
     Loans from shareholder.................................      625,943        1,107,341
     Proceeds from sale of common stock.....................           --          292,910
                                                               ----------       ----------
          Net cash provided by financing activities.........      613,015        1,387,363
                                                               ----------       ----------
     Net increase (decrease) in cash........................       (7,548)          20,383
Cash -- beginning of period.................................        8,779            1,891
                                                               ----------       ----------
Cash -- end of period.......................................   $    1,231       $   22,274
                                                               ==========       ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
          Cash paid during the period for interest..........   $   26,632       $   21,869
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:

During the nine months ended September 30, 2000 the President/majority stockholder forgave loans to the company of $2,171,854, and accrued interest of $69,942. The forgiveness of the loans was accounted for as an addition to contributed capital.

                          UNITREND, INC AND SUBSIDIARY
                         (DEVELOPMENT STAGE COMPANIES)
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
              AND FOR THE YEARS ENDED DECEMBER 31, 1999, AND 1998

                                                                         DEFICIT
                                                                       ACCUMULATED
                                     COMMON STOCK         ADDITIONAL    DURING THE
                                -----------------------    PAID-IN     DEVELOPMENT
                                  SHARES       AMOUNT      CAPITAL        STAGE          TOTAL
                                ----------   ----------   ----------   ------------   -----------
BALANCE--
  DECEMBER 31, 1998...........  68,608,260   $2,906,343   $5,762,187   $ (8,054,078)  $   614,452
Sale of common stock for cash
  at $0.50 per share from
  January 1 to June 30,
  1999........................     770,320      385,160           --             --       385,160
Stock options issued on
  January 15, August 10,
  August 15, and November 29,
  1999........................          --           --        7,868             --         7,868
Common stock issued for
  services at $2.00 per share
  on August 30, 1999..........       5,000       10,000           --             --        10,000
Net loss -- 1999..............          --           --           --     (1,334,584)   (1,334,584)
                                ----------   ----------   ----------   ------------   -----------
BALANCE--
  DECEMBER 31, 1999...........  69,383,580   $3,301,503   $5,770,055   $ (9,388,662)  $  (317,104)
Stock options issued on
  January 2, January 3,
  February 3 and March 1,
  2000........................          --           --        5,029             --         5,029
Majority stockholder forgave
  loans to the Company on
  March 31, 2000..............          --           --    2,241,796             --     2,241,796
Stock options issued on June
  5, 2000.....................          --           --        6,815             --         6,815
Net loss for the period ended
  September 30, 2000..........          --           --           --       (964,590)     (964,590)
                                ----------   ----------   ----------   ------------   -----------
BALANCE--
SEPTEMBER 30, 2000............  69,383,580   $3,301,503   $8,023,695   $(10,353,252)  $   971,946
                                ==========   ==========   ==========   ============   ===========

                         UNITREND, INC. AND SUBSIDIARY
                        QUARTER ENDED SEPTEMBER 30, 2000
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

BASIS OF PRESENTATION

The condensed consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading.

The unaudited condensed consolidated financial statements included herein reflect all adjustments (which include only normal, recurring adjustments) that are, in the opinion of management, necessary to state fairly the results for the three month period ended September 30, 2000. The results for the three month period ended September 30, 2000 are not necessarily indicative of the results expected for the full fiscal year.

NATURE AND SCOPE OF BUSINESS

Unitrend, Inc. (the Company) a Nevada corporation as of January, 1999, formerly an Ohio corporation, is a development stage company formed to produce computer enclosures for a national market. The Company was incorporated on April 11, 1996 as Versa Case, Inc. On May 15, 1996, the Company changed its name to Unitrend, Inc. The Company's operations to date have consisted primarily of incidental sales of computer components while the company personnel have concentrated on the development of the enclosures. As of September 30, 2000, expenses incurred have been primarily for administrative support, tooling and product development of the enclosures that will ultimately be sold, which has resulted in an accumulated deficit in the development stage of approximately $10,350,000.

On April 16, 1998, the Company formed another entity called Osborne Manufacturing, Inc. (OMI). The Company owns sixty percent of OMI and a current employee of OMI owns the remaining forty percent. The Company's ownership will be reduced to forty percent, three years after the commencement of OMI's production of the "VersaCase(R)" units for the Company and upon OMI obtaining profitability. OMI was organized to do all of the production of "VersaCase(R)" units as well as manufacturing for other entities. OMI is located in a single leased facility in Wauseon, Ohio.

The Company merged with Server Systems Technology, Inc. (SSTI) effective December 15, 1998. SSTI was the predecessor to the Company and was formed September 27, 1994. It owns several patents that are key to the Company's products, but otherwise has ceased its development stage operations when the Company was formed in April, 1996. SSTI is a related party to the Company since the two entities have common stockholders.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements are on the accrual basis of accounting and include the financial statements of the Parent for the period ended September 30, 2000 (unaudited) and 1999, in entirety, and include the financial statements of its 60% owned Subsidiary. All material intercompany balances and transactions are eliminated in consolidation.

                         UNITREND, INC. AND SUBSIDIARY

RELATED PARTY PAYABLE

There were unsecured notes payable to the President/majority stockholder, including interest at prime on the first business day of the year, payable in ten equal installments after the Company is profitable for one year. As of September 30, 2000 and December 31, 1999, the outstanding balance of the note payable to the President/majority stockholder was $157,943 and $1,703,854, respectively. On March 31, 2000, our President/majority stockholder forgave loans to the Company of $2,171,854 and accrued interest of $69,942. This was accounted for as contributed capital.

NEW ACCOUNTING PRONOUNCEMENT

In June 2000, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101B, which delayed the implementation of SAB No. 101 "Revenue Recognition in Financial Statements" until the fourth quarter of fiscal years beginning after December 15, 1999. We do not expect the adoption of SAB No. 101 to have an impact on our financial conditions or results of operations.

In June 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities -- an Amendment of SFAS 133." We do not expect the adoption of SFAS No. 138 or 133 to have an impact on our financial conditions or results of operations.

In September 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities -- a Replacement of FASB Statement No. 125." We do not expect the adoption of SFAS No. 140 to have an impact on our financial conditions or results of operations.

In October 2000, the Securities and Exchange Commission adopted the rule "Selective Disclosure and Insider Trading." These new rules were adopted to address three issues: the selective disclosure by issuers of material nonpublic information; when insider trading liability arises in connection with a trader's "use" or "knowing possession" of material nonpublic information; and when the breach of a family or other non-business relationship may give rise to liability under the misappropriation theory of insider trading. The rules are designed to promote the full and fair disclosure of information by issuers, and to clarify and enhance existing prohibitions against insider trading. We maintain the Company is in compliance with these rules and these rules will not have an impact on our financial conditions or results of operations.

No other accounting pronouncements have been issued that have any effect on the Company.

                           INSTRUCTIONS TO PURCHASERS

     There are some unique characteristics about the Company's Web site and its initial public offering. Our offering is self-underwritten, which means the Company's securities are being sold directly by the Company and not by or through any underwriter or broker-dealer. We are also making our common stock available to a broader segment of the public than most other initial public offerings. Before you make any investment decision remember: THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION FROM THE OFFERING PRICE. SEE "RISK FACTORS" AND "DILUTION" IN THE PROSPECTUS AVAILABLE ON THIS WEB SITE OR BY CALLING 1-800-807-6889 FOR A PRINTED COPY OF THE PROSPECTUS.

     The Company has set up several methods of payment. These include Mailed Check, Money Order, Electronic Check and Wire Transfer. The Company's Web site will provide electronic forms to accomplish whichever of these methods you choose. If you do not have access to the Internet, you may purchase the Company's common stock by mail or by phone. Call 1-800-807-6889 and the Company will send you a prospectus containing the directions and the forms necessary for mail or phone orders.

                         STOCK PURCHASE AGREEMENT FORM

     All stock purchasers must fill out AND SIGN the Stock Purchase Agreement included with the Prospectus or available to print from the Web site. The Company will not process your payment nor will it issue your stock certificate unless and until it receives this completed and signed Stock Purchase Agreement. If you do not have a printer or cannot download the Stock Purchase Agreement form from the Company's Web site, call 1-800-807-6889 and the Company will send you a Prospectus containing the Stock Purchase Agreement. If you have a hard copy of the Prospectus, use the Stock Purchase Agreement form included as page A-4 in the Prospectus. To speed the process, it is suggested that you fax a copy of the signed Stock Purchase Agreement to the Company at (419) 536-0087 prior to mailing. This is especially true if you choose an electronic method of payment which can be accomplished in minutes. Once the payment and signature are received, your stock purchase will be processed promptly.


                           SUITABILITY QUESTIONNAIRE



     Some States require the Company to obtain a completed Suitability Questionnaire from the residents of those States who intend to purchase the Company's common stock. The completed form is maintained in the Company's offices. Before you invest in the Company we ask that you please fill out the Suitability Questionnaire either on-line on our Web site or on the hard copy sent to you as pages A-5 through A-8 of the hard copy of the Prospectus. The Suitability Questionnaire must be returned to the Company along with the completed and signed Stock Purchase Agreement. To speed the process, it is suggested that you fax a copy of the signed and completed Suitability Questionnaire to (419) 536-0087 prior to mailing. This is especially true if you choose an electronic method of payment which can be accomplished in minutes. Once the payment and signed documents are received, your stock purchase will be processed promptly. If you do not have a printer or cannot download from the Company's Web site, then call the Company at 1-800-807-6889 and you will be sent a hard copy of the Prospectus containing the Suitability Questionnaire.

                                 UNITREND, INC.
                               4665 WEST BANCROFT
                               TOLEDO, OHIO 43615

                  STOCK PURCHASE AGREEMENT AND SIGNATURE PAGE
            (ALL INVESTORS MUST SIGN THIS STOCK PURCHASE AGREEMENT)

     NO. OF SHARES BEING PURCHASED: X $10.00 PER SHARE = TOTAL PURCHASE PRICE FOR SHARES $

                  PURCHASER DATA (MUST BE COMPLETED IN FULL):

Full Name of Purchaser (do not use initials): __________________________________

First Full Name (do not use initials): ________ Middle Initial: __ Last Name: __

Residence Address, including Zip Code (Do not use P.O. box): ___________________

Residence Telephone Number: ___________ -or- Business Telephone Number: ________

Social Security Number (Individual): ____________ -or- Tax I.D. Number: ________


                             SIGNIFICANT DISCLOSURE

   THIS STOCK PURCHASE IS MADE PURSUANT TO, AND IS SUBJECT TO, THE TERMS AND CONDITIONS OF THE QUALIFICATION APPROVED BY THE SECURITIES COMMISSIONS OF THE
                 STATES IN WHICH THE SHARES ARE BEING OFFERED.
            SIGNATURE MUST BE IDENTICAL TO NAME OF REGISTERED OWNER.

Printed Name of Purchaser: _____________________________________________________

Signature of Purchaser: ________________________________________ Date: _________

Printed Name of Purchaser (if more than one): __________________________________

Signature of Purchaser (if more than one): _____________________ Date: _________

                         STOCK CERTIFICATE INFORMATION

The name you wish to appear on the stock certificate: __________________________

The address where you would like the stock certificate sent (if same as address above, enter "SAME"):

Address: _______________________________________________________________________

City: __________________________________________________________________________

State: _________________________________________________________________________

Zip: ___________________________________________________________________________

FOR COMPLETION AND EXECUTION BY ARIZONA, ARKANSAS, CALIFORNIA, IDAHO, IOWA, MAINE, MASSACHUSETTS, MISSOURI, NEBRASKA, NEW HAMPSHIRE, NEW MEXICO, NORTH DAKOTA, OREGON, SOUTH DAKOTA, TENNESSEE AND TEXAS RESIDENTS ONLY.

                           SUITABILITY QUESTIONNAIRE

Unitrend, Inc.
4665 West Bancroft
Toledo, Ohio 43615

Re: Offering of Common Stock

Gentlemen:

     The following information is furnished to you in order for you to determine whether the undersigned is qualified to purchase any of the securities being offered and sold by Unitrend, Inc., a Nevada corporation (the "Company") in connection with the Company's public offering of up to 4,000,000 shares of its Common Stock (the "Shares"), as more fully described in the Company's Prospectus
dated                , 2001. I understand that you will rely upon the
information for purposes of such determination. I also understand that I may, in your sole discretion, be required to supply such appropriate documentation to you in order to permit you, as may be necessary, to verify and substantiate my
status as a resident of the states of                who is qualified to
participate in the proposed public offering of the Shares.

     ALL INFORMATION CONTAINED HEREIN WILL BE TREATED CONFIDENTIALLY. However, I agree that you may present this questionnaire to such parties as you deem appropriate if called upon to establish your belief that the proposed offer and sale of Shares to me was appropriate.

     I hereby provide you with the following representations and information:

     1. Financial Information:

     (a) My net worth or joint net worth with my spouse (exclusive of home, home
         furnishings and personal automobiles) is $       .

     (b) My net worth or joint net worth with my spouse including home, home
         furnishings and personal automobiles is $       .

     (c) During the last tax year, my gross income or joint gross income with my
         spouse was $       .

     (d) I estimate that during the current tax year I will have gross income or
         joint gross income with my spouse of at least $          .

     2. Based upon the information provided in Section 1 above, and based upon other personal information concerning me, I am qualified to participate in the proposed public offering of the Shares because I fall within one of the following categories:

FOR CALIFORNIA, IOWA, MAINE, NORTH DAKOTA AND OREGON RESIDENTS ONLY

______________ I, either alone or with my spouse, have a minimum net worth
               (excluding home, home furnishings and automobiles) of at least $75,000 and had a minimum gross income of $50,000 during the last tax year and will have (based on a good faith estimate) minimum gross income of $50,000 during the current tax year, and an investment in the Shares will not exceed ten percent (10%) of my net worth.

______________ I, either alone or with my spouse, have a minimum net worth
               (excluding home, home furnishings and automobiles) of $150,000, and an investment in the Shares will not exceed ten percent (10%) of my net worth.

______________ I, either alone or with my spouse, have not previously purchased any securities issued by the Company, and I, either alone or with my spouse, will not purchase more than $2,500 of the Shares.

FOR ARIZONA, ARKANSAS, MASSACHUSETTS, MISSOURI, NEBRASKA, NEW MEXICO, SOUTH DAKOTA, TENNESSEE AND TEXAS RESIDENTS ONLY

______________ I, either alone or with my spouse, have a minimum net worth
               (excluding home, home furnishings and automobiles) of at least $250,000 and had a minimum gross income of $65,000 during the last tax year and will have (based on a good faith estimate) minimum gross income of $65,000 during the current tax year.

______________ I, either alone or with my spouse, have a minimum net worth
               (excluding home, home furnishings and automobiles) of at least $500,000.

______________ I, either alone or with my spouse, will purchase $100,000 or more of the Shares.

______________ I, either alone or with my spouse, had a minimum gross income of
               $200,000 during the last tax year and will have (based on a good faith estimate) minimum gross income of $200,000 during the current tax year.

______________ I, either alone or with my spouse, have a minimum net worth
               (excluding home, home furnishings and automobiles) of $1,000,000.


FOR NEW HAMPSHIRE RESIDENTS ONLY



______________ I, either alone or with my spouse, have a minium net worth
               (excluding home, home furnishings and automobiles) of at least $250,000.



______________ I, either alone or with my spouse, have a minimum net worth
               (excluding home, home furnishings and automobiles) of at least $125,000 and had minimum gross income of $50,000 during the last tax year and will have (based on a good faith estimate) minimum gross income of $50,000 during the current tax year.



FOR ALL OTHER STATE RESIDENTS


     I am an "Accredited Investor" because I fall within one of the following categories:

______________ A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, any broker or dealer registered pursuant to Section 15 of the Exchange Act; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company s defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the United States Small Business Administration under Section 301(C) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made sole by persons that are accredited investors.

______________ A private business development company as defined in section
               202(a)(22) of the Investment Advisers Act of 1940.

______________ An organization described in section 501(C)(3) of the Internal
               Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

______________ A director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of that issuer.

______________ A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds $1,000,000.

______________ A natural person who had an individual income in excess of
               $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

______________ A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase directed by a sophisticated person who has knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

______________ An entity in which all of the equity owners are any of the persons referenced above.


     I represent to you that the information contained herein is complete and accurate and may be relied upon by you and that I will notify you immediately of any material change in any of such information occurring prior to the closing of the purchase of the Shares, if any, by me.


     IN WITNESS WHEREOF, the undersigned has executed this Suitability Questionnaire as of the date hereinbelow stated.

Date: ___________________________        Signature: ____________________________

                                         Name: _________________________________
                                         (Please print)

     NOTE: THIS DOCUMENT MUST BE EXECUTED BY THE INVESTOR AND MUST BE RETURNED ALONG WITH THE SUBSCRIPTION AGREEMENT AND SIGNATURE PAGE. THIS DOCUMENT CANNOT BE EXECUTED BY ANOTHER PERSON ON BEHALF OF THE INVESTOR.

                              PAYMENT ALTERNATIVES

     Mailed check -- Money order -- Electronic check -- Wire Transfer

1. MAILED CHECK

     Make your check payable to "Unitrend, Inc.," and, along with the completed Stock Purchase Agreement, and if necessary, the Suitability Questionnaire, mail to: Unitrend, Inc., 4665 West Bancroft, Toledo, Ohio 43615.

2. MONEY ORDER

     Make your money order payable to "Unitrend, Inc.," and, along with the completed Stock Purchase Agreement, and if necessary, the Suitability Questionnaire, mail to: Unitrend, Inc., 4665 West Bancroft, Toledo, Ohio 43615. You must also complete the Stock Purchase Agreement, and, if necessary, the Suitability Questionnaire. To speed up your purchase, fax a copy of the Stock Purchase Agreement and, if necessary, the Suitability Questionnaire, to: (419) 536-0087. Your signature will allow the Company to process your purchase immediately.

3. ELECTRONIC CHECK

     You may fill out the payment information on-line and when completed it will be transferred immediately to the Company's corporate offices. You may also either fill out the information on the form supplied with the hard copy of the Prospectus and mail it to the Company or fax to the Company a copy of your blank check. You will need to provide the Company with the important numbers found at the bottom of your check from the account you designate for payment. With this information, we will produce a hard copy check and deposit it in the escrow account just as if you had mailed the check to the Company. You must also complete the Stock Purchase Agreement, and, if necessary, the Suitability Questionnaire. To speed up your purchase, prior to mailing, fax a copy of the Stock Purchase Agreement and, if necessary, the Suitability Questionnaire, to:
(419) 536-0087. Your faxed signature will allow the Company to process your purchase immediately.

4. WIRE TRANSFER

     You may have your local financial institution wire the funds to with the appropriate wire transfer instructions. You must first complete the Stock Purchase Agreement and, if necessary, the Suitability Questionnaire. To speed up your purchase, fax a copy of the Stock Purchase Agreement and, if necessary, the Suitability Questionnaire, to (419) 536-0087. Your signature will allow us to process your purchase immediately. Once we have received the necessary forms, we will contact you and provide the wire transfer instructions.

                           STOCK PAYMENT INFORMATION

1. ELECTRONIC CHECK PAYMENT DATA

     (FAX TO THE COMPANY A COPY OF YOUR BLANK CHECK OR FILL OUT THE INFORMATION BELOW.)

     Name on the bank account:

    Bank routing number (9 digits at the bottom left of your check enclosed by OCR marks I: and I:): ______________________________________________________

    Account Number (digits at the bottom of your check to the right of the bank routing number. Include spaces and special characters where appropriate.):
    ____________________________________________________________________________

     Check number (usually found on the upper right corner of your check): _____

    Transit/routing number (usually appears as a fraction at the upper right or separated by a slash. Example: 90-3300/1211):
    ____________________________________________________________________________

     Bank information (printed on your check): _________________________________

        Name of bank: __________________________________________________________

        Address: _______________________________________________________________

        City, State, Zip: ______________________________________________________

        Branch Number: _________________________________________________________

        Phone Number: __________________________________________________________

2. WIRE TRANSFER PAYMENT DATA

     Fill out the Stock Purchase Agreement and, if necessary, the Suitability Questionnaire, and fax them, if possible, to (419) 536-0087. As soon as the Company receives these documents, it will contact you with the appropriate wire transfer instructions. You may also mail these documents to the Company and, upon receipt, an authorized officer of the Company will contact you with the wire transfer instructions.

3. CHECK OR MONEY ORDER PAYMENT DATA

     Make your check or money order payable to "Unitrend, Inc." Complete, sign and submit the Stock Purchase Agreement and, if necessary, the Suitability Questionnaire, and mail to: Unitrend, Inc., 4665 West Bancroft Street, Toledo, Ohio 43615.

              NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION

                A CONSUMER'S GUIDE TO SMALL BUSINESS INVESTMENTS

     State laws have been relaxed to make it easier for small businesses to raise start-up and growth financing from the public. Many investors view this as an opportunity to "get in on the ground floor" of emerging businesses and to "hit it big" as these small businesses grow into large ones.

     Statistically, most small businesses fail within a few years. Small business investments are among the most risky that investors can make. This guide suggests items to consider for determining whether you should make a small business investment.

RISKS AND INVESTMENT STRATEGY

     A basic principle of investing in a small business is: NEVER MAKE A SMALL BUSINESS INVESTMENT THAT YOU CANNOT AFFORD TO LOSE ENTIRELY. Never use funds that might be needed for other purposes, such as college education, retirement, loan repayment or medical expenses. Instead, use funds that would otherwise be used for a consumer purchase, such as a vacation or a down-payment on a boat or RV.

     Above all, never let a commissioned securities salesperson or an officer or director of a company convince you that the investment is not risky. Any such assurance is almost always inaccurate. Small business investments are generally highly illiquid even though the securities may technically be freely transferable. Thus, you will usually be unable to sell your securities if the company takes a turn for the worse.

     Also, just because your state has registered the offering does not mean the particular investment will be successful. The states does not evaluate or endorse the investment (If anyone suggests otherwise to you, it is unlawful.)

     If you plan to invest a large amount of money in a small business, you should consider investing smaller amounts in several small businesses. A few highly successful investments can offset the unsuccessful ones. Even when using this strategy, DO NOT INVEST FUNDS YOU CANNOT AFFORD TO LOSE ENTIRELY.

ANALYZING THE INVESTMENT

     Although there is no magic formula for making successful investment decisions, certain factors are often considered particularly important by professional venture investors. Some questions to consider are as follows:

     1. How long has the company been in business? If it is a start-up or has only a brief operating history, are you being asked to pay more than the shares are worth?

     2. Consider whether management is dealing unfairly with investors by taking salaries or other benefits that are too large in view of the company's stage of development or by retaining an inordinate amount of the equity of the company compared with the amount investors will receive. For example, is the public putting up 80% of the money but only receiving 10% of the company shares?

     3. How much experience does management have in the industry and in a small business? How successful were the managers in previous businesses?

     4. Do you know enough about the industry to be able to evaluate the company and make a wise investment?

     5. Does the company have a realistic marketing plan, and do they have the resources to market the product or service successfully?

     There are many other questions to be answered, but you should be able to answer these before you consider investing.

MAKING MONEY ON YOUR INVESTMENT

     The two classic methods for making money on an investment in a small business are resale in the public securities markets following a public offering and receiving cash or marketable securities in a merger or other acquisition of the company.

     If the company is the type that is not likely to go public or be sold within a reasonable time (i.e., a family-owned or closely-held corporation), it may not be a good investment for you, irrespective of its prospects of success, because of the lack of opportunity to cash in on the investment. Management of a successful private company may receive a good return indefinitely through salaries and bonuses, but it is unlikely that there will be profits sufficient to pay dividends commensurate with the risk of the investment.

OTHER SUGGESTIONS

     The Disclosure Document usually used in public venture offering is the "Form U-7," which has a question and answer format. The questions are designed to bring out particular factors that may be crucial to the proper assessment of the offering. Read each question and answer carefully. If an answer does not adequately address the issues raised by the question, reflect on the importance of the issue in the context of the particular company.

     Even the best venture offerings are highly risky. If you have a nagging sense of doubt, there is probably a good reason for it. Good investments are based on sound business criteria and not emotions. If you are not entirely comfortable, the best approach is usually not to invest. There will be many other opportunities. Do not let a securities salesperson pressure you into making a premature decision.

     It is generally a good idea to see management of the company face-to-face to size them up. Focus on experience and track record rather than a smooth sales presentation. If at all possible, take a sophisticated business person with you to help in your analysis.

     Beware of information that is different from that in the Disclosure Document or not contained in the Disclosure Document. If it is significant, it must be in the Disclosure Document or the offering will be illegal.

CONCLUSION

     Greater numbers of public investors are "getting in on the ground floor" by investing in small businesses. When successful, these enterprises enhance the economy and provide jobs for its citizens. They can also provide new investment opportunities, but that must be balanced against the inherently risky nature of small business investments.

     In considering a small business investment, you should proceed with caution, and, above all, never invest more than you can lose.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation.

                                TABLE OF CONTENTS

Available Information............................................ 2
Subscription Information......................................... 2
Electronic Format of Prospectus.................................. 2
Prospectus Summary............................................... 3
Risk Factors..................................................... 5
Use of Proceeds..................................................10
Dividend Policy..................................................10
Capitalization...................................................11
Dilution.........................................................12
Selected Financial Data..........................................13
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations....................................................15
Business.........................................................20
Properties.......................................................29
Employees........................................................29
Legal Proceedings................................................29
Management.......................................................30
Certain Relationships and Related
   Transactions..................................................33
Principal Stockholders...........................................34
Description of Capital Stock.....................................35
Plan of Distribution.............................................35
Experts..........................................................36
Additional Information...........................................36
Financial Statements............................................F-1





                                4,000,000 Shares

                                [Unitrend LOGO]

                                 Unitrend, Inc.

                                  Common Stock
                                 ---------------
                                   PROSPECTUS
                                 ---------------

                                December 26, 2000

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     A director of the Company may not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability in which he or she did not reasonably act in good faith and in a manner that he or she reasonably believed to be not opposed to the best interest of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The provisions of the Corporation's Bylaws eliminating the liability of directors for monetary damages do not affect the standard of conduct to which directors must adhere, nor do such provisions affect the availability of equitable relief. In addition, such limitations on personal liability do not affect the availability of monetary damages under causes of action based on federal law.


     Article Ten of the Corporation's Bylaws provides for indemnification of its officers and directors. In addition, the Company provides director and officer insurance coverage for the benefit of its directors and officers.

     Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time, without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

     The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses of this offering are estimated as follows:*

SEC Registration Fee........................................  $ 10,560
Blue Sky fees and expenses..................................  $ 50,000
Transfer Agent and Registrar fees...........................  $  5,000
Printing and engraving expenses.............................  $ 25,000
Legal fees and expenses.....................................  $ 30,000
Accounting fees and expenses................................  $  5,000
Miscellaneous...............................................  $ 24,440
                                                              --------
          Total.............................................  $150,000
                                                              ========

* all amounts other than the SEC registration fee are estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     From March 31, 1997, to December 31, 1997, the Company rescinded 43,100 shares of common stock with a total value of $21,550 through a private placement exemption. Those transactions were conducted without an underwriter in which the Company dealt directly with seven individuals. Also during this period, the Company issue 100,000 options at a strike price of $0.50 per share to a single non-employee individual who provided various financial consulting services to the Company. Pursuant to the option plan, the options granted expire on the date(s) specified in the option agreement(s), but in no event shall the term of the options exceed ten years from the date of grant.

     From January 1, 1998, to December 31, 1998, the Company sold 3,731,060 shares of common stock with a total value of $1,865,530 through a Regulation A offering. During that same time period, and pursuant to the same Regulation A offering, the Company conducted an exchange and rescission offering to all then-existing shareholders of Company stock. Pursuant to that offering, the company exchanged 2,081,200 Regulation A shares for Unitrend, Inc. private placement stock on a one-for-one basis, for a total value of $1,040,600. The total number of shares of common stock rescinded in that offering amounted to 195,840, with a total value of $97,920. The 1998 Regulation A offering transactions were conducted without the aid of an underwriter, and with the exception of approximately one corporation and seven trusts, all dealt with individuals. The proceeds of that Regulation A offering were used in the following manner: $1,040,600 was applied directly to the exchange of Regulation A stock for previously-sold private placement securities, as show above; from the cash proceeds of $1,865,530, approximately 32% was used for manufacturing expenses, 24% was used for general and administrative expenses, and 44% was used for the purchase of assets. During this 1998 period, the Company issued 758,000 options at a strike price of $0.50 per share to seven non-employee individuals who provided various business, financial, strategic and technological consulting services to the Company. Pursuant to the option plan, the options granted expire on the date(s) specified in the option agreement(s), but in no event shall the term of the options exceed ten years from the date of grant.

     Through the aforementioned Regulation A offering and a private placement exemption from January 1, 1999, to December 31, 1999, the Company exchanged 184,500 shares of common stock with a total value of $92,250. During the same period, the Company booked sales of 585,820 shares of stock purchased by Mr. Conrad A.H. Jelinger on behalf of others through a private placement exemption. The Company's note payable to Mr. Jelinger was used for the purchase of said stock via a reduction of the payable to Mr. Jelinger by the same amount sold. Also during the period, the Company sold 5,000 shares of common stock with a total value of $10,000 also through a private placement exemption.

     Those 1999 transactions were conducted without the aid of an underwriter, and with the exception of approximately two corporations and one trust, all dealt with individuals. The sale of 5,000 shares of stock was a non-cash transaction in which the sale relieved the Company from paying in cash a significant portion of the retainer associated with a contract to engage the purchaser to provide services for Unitrend, Inc. During this 1999 period, the Company issued 118,270 options at a strike price of $0.50 per share to six non-employee individuals who provided various business, financial, strategic, technological and public relations consulting services to the Company. Pursuant to the option plan, the options granted expire on the date(s) specified in the option agreement(s), but in no event shall the term of the options exceed ten years from the date of grant.

ITEM 27.  EXHIBITS.

 1.1    Participating Dealer Agreement
 2.1    Articles of Merger for the Merger of Unitrend, Inc., and
        Server Systems Technologies, Inc. (incorporated by reference from the Company's Form 10-12B filed March 30, 2000)
 2.2    Articles of Merger for the Merger of Unitrend, Inc., an Ohio
        corporation, and Unitrend, Inc., a Nevada corporation
        (incorporated by reference from the Company's Form 10-12B
        filed March 30, 2000)
 3.1    Articles of Incorporation of Unitrend, Inc. and Amendments
        (incorporated by reference from the Company's Form 10-12B
        filed March 30, 2000)
 3.2    Bylaws of Unitrend, Inc. (incorporated by reference from the
        Company's Form 10-12B filed March 30, 2000)
 4.0    Specimen Stock Certificate
 4.1    Lock-up Agreement between Unitrend, Inc. and Eric Jelinger
        (incorporated by reference from the Company's Form 10-12B
        filed March 30, 2000)
*5.0    Opinion of Carlile Patchen & Murphy LLP as to legality
10.1    1999 Equity Incentive Plan (incorporated by reference from the Company's Form 10-12B filed March 30, 2000)
10.2    Form Stock Option Agreement (Employee) (incorporated by
        reference from the Company's Form 10-12B filed March 30,
        2000)

10.3    Form Stock Option Agreement (Non-Employee/Non-Qualified)
        (incorporated by reference from the Company's Form 10-12B
        filed March 30, 2000)
10.4    Cash Incentive Plan (incorporated by reference from the
        Company's Form 10-12B filed March 30, 2000)
10.5    Employment Agreement, Non-compete Agreement and Trade Secret
        Agreement between the Company and Conrad Jelinger
        (incorporated by reference from the Company's Form 10-12B
        filed March 30, 2000)
10.6    Employment Agreement, Non-compete Agreement and Trade Secret
        Agreement between the Company and Kathleen M. Novak
        (incorporated by reference from the Company's Form 10-12B
        filed March 30, 2000)
10.7    Employment Agreement, Non-compete Agreement and Trade Secret
        Agreement between the Company and Douglas E. Stallings
        (incorporated by reference from the Company's Form 10-12B
        filed March 30, 2000)
10.8    Option Agreements between the Company and Kathleen M. Novak
        (incorporated by reference from the Company's Form 10-12B
        filed March 30, 2000)
10.9    Option Agreements between the Company and Douglas E.
        Stallings (incorporated by reference from the Company's Form
        10-12B filed March 30, 2000)
10.10   Option Agreements between the Company and Martha Moloney
        (incorporated by reference from the Company's Form 10-12B
        filed March 30, 2000)
10.11   Promissory Note for the purchase of the property located at
        4665 W. Bancroft, Toledo, Ohio (incorporated by reference
        from the Company's Form 10-12B filed March 30, 2000)
10.12   Mortgage for the property located at 4665 W. Bancroft,
        Toledo, Ohio (incorporated by reference from the Company's
        Form 10-12B filed March 30, 2000)
10.13   Promissory Note from the Company given to Conrad Jelinger
        for the year ending 1998 (incorporated by reference from the
        Company's Form 10-12B filed March 30, 2000)
10.14   Promissory Note from the Company given to Conrad Jelinger
        for the year ending 1999 (incorporated by reference from the
        Company's Form 10-12B filed March 30, 2000)
10.15   Joint Venture Agreement between Unitrend, Inc., and Jon
        Osborne (incorporated by reference from the Company's Form
        10-12B filed March 30, 2000)
10.16   Promissory Note given to the Company from Osborne
        Manufacturing, Inc., for the year ending 1998 (incorporated by reference from the Company's Form 10-12B filed March 30,
        2000)
10.17   Promissory Note given to the Company from Osborne
        Manufacturing, Inc., for the year ending 1999 (incorporated by reference from the Company's Form 10-12B filed March 30,
        2000)
24.0    Consent of GBQ Partners, LLP
24.1    Consent of Carlile Patchen & Murphy LLP (included in Exhibit
        5.0)
27.1    Financial Data Schedule (incorporated by reference from the
        Company's Form 10-12B filed November 14, 2000)

---------------


* Filed by this amendment.

ITEM 28.  UNDERTAKINGS.

A.  UNDERTAKING PURSUANT TO RULE 415.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering.

B.  UNDERTAKING IN RESPECT OF INDEMNIFICATION.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and other agents of the Company, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS OF FILING ON FORM SB-2 AND AUTHORIZED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN THE CITY OF TOLEDO, STATE OF OHIO ON THE 21ST DAY OF DECEMBER, 2000.


                                          By: /s/ CONRAD A. H. JELINGER
                                            ------------------------------------
                                            Conrad A. H. Jelinger
                                            President and Chief Executive
                                          Officer

                                          By: /s/ CONRAD A. H. JELINGER
                                            ------------------------------------
                                            Conrad A. H. Jelinger
                                            (Interim Principal Accounting
                                          Officer)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1993, THIS REGISTRATION STATEMENT WAS SIGNED BY THE FOLLOWING PERSON IN THE CAPACITIES AND ON THE DATES STATED.


              SIGNATURE                                TITLE                               DATE
              ---------                                -----                               ----

/s/ CONRAD A. H. JELINGER              President, Chief Executive Officer,          December 21, 2000
------------------------------------   Chairman and Director
Conrad A. H. Jelinger

/s/ ERIC V. JELINGER                   Director                                     December 21, 2000
------------------------------------
Eric V. Jelinger

/s/ DALE BOLEY                         Director                                     December 21, 2000
------------------------------------
Dale Boley

/s/ MARTHA A. MOLONEY                  Director                                     December 22, 2000
------------------------------------
Martha A. Moloney

/s/ DARRYL STOLPER                     Director                                     December 21, 2000
------------------------------------
Darryl Stolper

                                       Director                                     December   , 2000
------------------------------------
Robert J. Hayes